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                                                                   EXHIBIT 10(o)

                       AMENDED AND RESTATED LOAN AGREEMENT


THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement") is entered into as of the 8th day of August 1995 by and between Monterey Management, Inc. and Monterey Homes Corporation, Inc., jointly and severally (referred to as "Co-Borrower" "Borrower" or "Borrowers," as appropriate in the context), and NORWEST BANK ARIZONA, NATIONAL ASSOCIATION, a national banking association ("Bank").

RECITALS:

         A. Monterey Management Inc., has acquired certain real property located at 91st Street and Pinnacle Peak Road, Scottsdale, Arizona. Monterey Management proposes to develop the land into a 61 lot subdivision and to construct upon the lots, 61 single family residential houses (individually and collectively referred to as the "Canada Hills Project") in accordance with the plans, specifications, and engineering studies prepared by Linderoth Associates Architects and Planners (the "Canada Hills Plans").

         B. Monterey Management Inc., has an option to acquire certain real property pursuant to the terms of that certain Option Agreement dated May 31, 1994, between Monterey Management Inc., and Scottsdale Country Club Resort Complex Limited Partnership (the "SCCRCLP Option Agreement"). Under the SCCRCLP Option Agreement Monterey Management can acquire up to seventy-six (76) single family residential lots located at the Scottsdale Country Club East Nine, Scottsdale, Arizona. Monterey Management proposes to construct upon the lots, 76 single family residential houses (individually and collectively referred to as the "SCC Project") in accordance with the plans, specifications, and engineering studies prepared by Linderoth Associates Architects and Planners (the "SCC Plans").

         C. Monterey Management Inc., has an option to acquire certain real property pursuant to the terms of that certain Option Agreement dated August 30, 1993, between Monterey Management Inc., and DMB a Delaware Limited Partnership (the "DMB Option Agreement"). Under the DMB Option Agreement Monterey Management can acquire up to one hundred twenty (120) single family residential lots located at the property located at 100th Street & Frank Lloyd Wright Boulevard, Scottsdale, Arizona. Monterey Management proposes to construct upon the lots, after acquisition, 120 single family residential houses (individually and collectively referred to as the "Costa Verde Project") in accordance with the plans, specifications, and engineering studies prepared by Linderoth Associates Architects and Planners (the "Costa Verde Plans").

         D. Monterey Management Inc., has acquired certain real property located on Shea Boulevard, east of Hayden Road in Scottsdale, Arizona. Monterey Management proposes to construct upon the real estate, 96 single family residential condominiums (individually and collectively referred to as the "Vintage Project") (the Canada Hills Project, the SCC Project, the Costa Verde Project and the Vintage Project are referred to collectively herein as the "Projects") in accordance with the plans, specifications, and engineering studies prepared by Linderoth Associates Architects and Planners (the "Vintage Plans") (the Canada Hills Plans, the SCC Plans, the Costa Verde Plans and the Vintage Plans are referred to collectively herein as the "Plans").

         E. For purposes hereunder, any and all lots acquired or developed, including the real property described in "Exhibit A" to this Agreement, or residential units constructed by Monterey Management, as a part of any of the Projects shall be referred to as and



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                included within the definition of the "Property," when
                acquired, developed or constructed.

         F. Monterey Homes Corporation, Inc., shall be acquiring from Monterey Management Inc.: (i) the completed single family residences in the Canada Hills Project., under an option agreement dated May 5, 1994 (the "Canada Hills Option"), (ii) the completed single family residences in the SCC Project, under an option agreement dated June 14, 1994 (the "SCC Option"),
                (iii) the completed single family residences in the Costa Verde Project, under an option agreement dated October 27, 1993 (the "Costa Verde Option"), and (iv) the completed single family condominium units in the Vintage Project, under an option agreement dated April 7, 1995 (the "Vintage Option") (the Canada Hills Option, the SCC Option, the Costa Verde Option and the Vintage Option shall be referred to herein collectively as the "Option Agreements"). References to "Property" with respect to Monterey Homes Corporation shall only include those residences which have been acquired under the Option Agreements.

         G. Bank has previously extended to Co-Borrowers revolving lines of credit to be used for financing of the Canada Hills Project, SCC Project and the Costa Verde Project for a total financing, after various amendments and modifications, of $10,500,000.00.

         H. Co-Borrowers desire the Bank to consolidate the existing lines into a single line and to increase the amount thereof to Twelve Million Five Hundred Thousand and No/100 Dollars
                ($12,500,000.00) in order to provide financing for the Projects.

         I. Bank is willing, subject to the terms and conditions hereof, to make a loan to Co-Borrowers (the "Loan") in the amount of Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00) to consolidate the existing lines and provide additional financing, which Loan shall be evidenced by a Promissory Note, as modified by a Change in Terms Agreement (the Promissory Note and the Change in Terms Agreement are sometimes referred to collectively herein as the "Note"), and shall be guaranteed by William W. Cleverly a married man dealing with his sole and separate property and Steven J. Hilton and Benee Hilton, husband and wife, jointly and severally (collectively referred to as the "Guarantors"), who shall execute and deliver (the "Guarantees") and

         J. All obligations of Borrower and Guarantors hereunder and under the Note shall be secured by a first and prior lien upon the Property, the Projects, and all furniture, fixtures, equipment, and all other personal property installed in, placed on, used in connection with, or affixed in any manner to the Projects, all proceeds thereof, and all substitutions and replacements which are now owned or hereafter acquired by Borrower or its successors in interest, all proceeds of insurance covering such real or personal property, together with all replacements thereof at any time installed in or affixed to the Property or the Projects (collectively the "Collateral"), which security interests shall be evidenced by: (i) the Deed of Trust, Modification of Deed of Trust, and Assignment of Leases and Rents, and (ii) such other security agreements, instruments, or financing statements required hereunder (the "Security Agreements").

AGREEMENTS:

NOW THEREFORE, in consideration of the promises and agreements contained herein and for other good and valuable consideration, it is hereby agreed as follows:






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1.      a.       CANADA HILLS:

i. The Canada Hills Construction Advances. Subject to the terms and conditions of this Agreement, Borrower agrees to borrow from Bank and, so long as any default described in Paragraph 8 hereof has not occurred, Bank agrees to advance and disburse to or for the benefit of Borrower for the payment of costs set forth in the project budget attached as "Exhibit B" (the "Canada Hills Construction Project Costs"), in accordance with the terms of this Agreement a sum not to exceed the lesser of 80% of value or 100% of the construction cost for any presold unit plus the lot release price of $26,434.00 and the lesser of 80% of the construction cost plus the lot release price of $26,434.00 or 75% of value for intentional unsold units. Anything contained in this Agreement to the contrary notwithstanding, Bank shall not be obligated to extend credit to Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation. At any one time, Borrower shall be allowed to have under construction or completed no more than two (2) intentional unsold units and no more than two (2) unsold units under the loan arising from fall outs or failure to retain a bona fide presold contract. The balance of this commitment shall be restricted to qualified presold units defined as having received a two percent (2%) non-refundable downpayment plus a contingency free contract and a permanent mortgage pre-qualification letter.

ii. Canada Hills Construction Advance Fees. Borrower shall pay a non-refundable fee equal to one-half of one percent (1/2%) of the committed amount attributable to each pre-sold unit started and one percent (1%) per intentional unsold unit started under this commitment, payable at the time Borrower requests the first disbursement for the construction of each such residence. AU residences to be constructed are to be completed and Bank to be paid in full for the loan amount committed for the construction of such residence no later than six (6) months from the date of initial disbursement. Borrower will be required to notify Bank at least fifteen (15) days in advance of the end of any six-month construction period for any residence if such residence will not be completed and sold in accordance with the six-month schedule and an extension is required. Bank will provide an additional six (6) month period to complete construction and repay the associated indebtedness for such unit during this fifteen (15) day period upon payment of an extension fee equal to one-half of one percent (1/2%) of the committed amount attributable to such unit. Unsold units or non-presold units shall be granted an additional six-month period for completion of construction, sale and repayment of the associated indebtedness for such unit upon payment of an extension fee equal to one half of one percent (1/2%) of the committed amount attributable to such unit and a ten percent (1O%) reduction of the outstanding principal balance attributable to such unit.

b.             SCC

i. The SCC Construction Advances. Subject to the terms and conditions of this Agreement, Borrower agrees to borrow from Bank and, so long as any default described in Paragraph 8 hereof has not occurred, Bank agrees to advance and disburse to or for the benefit of Borrower for the payment of the costs set forth in the project budget attached as "Exhibit C" (the "SCC Construction Project Costs"), in accordance with the terms of this Agreement a sum not to exceed the lesser of 80% of value or 100% of the construction cost for any presold unit plus one of the following lot release prices $60,500.00 or $93,500.00 or $15,500.00 and the lesser of 80% of the construction cost plus one of the following lot release prices $60,500.00 or $93,500.00 or $15,500.00 or 75% of value for intentional unsold units. Anything contained in this Agreement to the contrary notwithstanding, Bank shall not be obligated to extend credit to Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation. At any one time, Borrower shall be allowed to have under construction or


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completed no more than five (5) intentional unsold units and no unsold units under the loan arising from fall outs or failure to retain a bona fide presold contract, if the intentional unsold limit of five (5) has been reached. The balance of this commitment shall be restricted to qualified presold units defined as those where there has been received a five percent (5%) non-refundable deposit prior to the initial loan funding, an additional five percent (5%) non-refundable deposit prior to the first construction draw and a contingency free contract and a permanent mortgage pre-qualification letter.

ii. SCC Construction Advance Fees. Borrower shall pay a non-refundable fee equal to one-half of one percent (1/2%) of the committed amount attributable to each pre-sold unit started and one percent (1%) per intentional unsold unit started under this commitment, payable at the time Borrower requests the first disbursement for the construction of each such residence. All residences to be constructed are to be completed and Bank to be paid in full for the loan amount committed for the construction of such residence no later than nine (9) months from the date of initial disbursement. Borrower will be required to notify Bank at least fifteen (15) days in advance of the end of any nine-month construction period for any residence if such residence will not be completed and sold in accordance with the nine-month schedule and an extension is required. Bank will provide an additional four (4) month period to complete construction and repay the associated indebtedness for such unit during this fifteen (15) day period upon payment of an extension fee equal to one-half of one percent (1/2%) of the committed amount attributable to such unit. Unsold units or non-presold units shall be granted an additional four-month period for completion of construction, sale and repayment of the associated indebtedness for such unit upon payment of an extension fee equal to one half of one percent (1/2%) of the committed amount attributable to such unit and a ten percent (10%) reduction of the outstanding principal balance attributable to such unit.

C.      COSTA VERDE

i The Costa Verde Construction Advances. Subject to the terms and conditions of this Agreement, Borrower agrees to borrow from Bank and, so long as any default described in Paragraph 8 hereof has not occurred, Bank agrees to advance and disburse to or for the benefit of Borrower for the payment of the costs set forth in the project budget attached as "Exhibit D (the "Costa Verde Construction Project Costs"), in accordance with the terms of this Agreement a sum not to exceed the lesser of 80% of value or 100% of the construction cost for any individual presold unit plus the lot release price of $43,479.00. Anything contained in this Agreement to the contrary notwithstanding, Bank shall not be obligated to extend credit to Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation. At any one time, Borrower shall be allowed to have under construction or completed no more than two (2) intentional unsold units and no more than two (2) unsold units under the loan arising from fall outs or failure to retain a bona fide presold contract. Bank agrees to advance and disburse for construction of intentional unsold units to or for the benefit of Borrower in accordance with the terms hereof a sum not to exceed the lesser of 80% of the construction cost plus the lot release price of $43,479,000 or 75% of value for any individual unsold unit for the payment of the costs set forth in the project budget attached as "Exhibit D" (the "Costa Verde Construction Project Costs"). The balance of this commitment shall be restricted to qualified presold units defined as having received a two percent (2%) non-refundable downpayment plus a contingency free contract and a permanent mortgage pre-qualification letter.

ii. Costa Verde Construction Advance Fees. Borrower shall pay a non-refundable fee equal to one-half of one percent (1/2%) of the committed amount attributable to each presold unit started and one percent (1%) per intentional unsold unit started under this


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commitment, payable at the time Borrower requests the first disbursement for the construction of each such residence. All presold residences to be constructed are to be completed and Bank to be paid in full for the loan amount committed for the construction of such residence no later than six (6) months from the date of initial disbursement. Borrower will be required to notify Bank at least fifteen (15) days in advance of the end of any six-month construction period for any residence if such residence will not be completed and sold in accordance with the six-month schedule and an extension is required. Bank will provide an additional four (4) month period to complete construction and repay the associated indebtedness for such unit during this fifteen (15) day period upon payment of an extension fee equal to one-half of one percent (1/2%) of the committed amount attributable to such unit. Intentional unsold units or non-presold units shall be completed and Bank to be paid in full no later than nine (9) months from the date of initial disbursement and shall be granted an additional four-month period for completion of construction, sale and repayment of the associated indebtedness for such unit upon payment of an extension fee equal to one-half of one (1/2%) of the committed amount attributable to such unit and a ten percent (10%) reduction of the outstanding principal balance attributable to such unit.

d.      THE VINTAGE

i. The Vintage Construction Advances. Subject to the terms and conditions of this Agreement, Borrower agrees to borrow from Bank and, so long as any default described in Paragraph 8 hereof has not occurred, Bank agrees to advance and disburse to or for the benefit of Borrower for the payment of the costs set forth in the project budget attached as "Exhibit E" (the "Vintage Construction Project Costs"), in accordance with the terms of this Agreement a sum not to exceed the lesser of 80% of value or 95% of the construction cost for any individual presold unit including the lot release price of $27,812.00. Anything contained in this Agreement to the contrary notwithstanding, Bank shall not be obligated to extend credit to Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation. At any one time, Borrower shall be allowed to have under construction or completed no more than six (6) unsold units. Bank agrees to advance and disburse for construction of unsold units to or for the benefit of Borrower in accordance with the terms hereof a sum not to exceed the lesser of 90% of the construction cost including the lot release price of $27,812.00 or 70% of value for any individual home for the payment of the costs set forth in the project budget attached as "Exhibit E" (the "Vintage Construction Project Costs"). The balance of this commitment shall be restricted to qualified presold units defined as having received a two percent (2%) non-refundable downpayment plus a contingency free contract and a permanent mortgage pre-qualification letter.

ii. Vintage Construction Advance Fees. Borrower shall pay a non-refundable fee equal to one-half of one percent (1/2%) of the committed amount attributable to each presold unit started and one percent (1%) per unsold unit started under this commitment, payable at the time Borrower requests the first disbursement for the construction of each such unit. All presold units to be constructed are to be completed and Bank to be paid in full for the loan amount committed for the construction of such unit no later than six (6) months from the date of initial disbursement Borrower will be required to notify Bank at least fifteen
(15) days in advance of the end of any six-month construction period for any presold unit if such unit will not be completed and sold in accordance with the six-month schedule and an extension is required. Bank will provide an additional three (3) month period to complete construction and repay the associated indebtedness for such presold unit during this fifteen (15) day period upon payment of an extension fee equal to one-half of one percent (1/2%) of the committed amount attributable to such unit. Intentional unsold units or non-presold units shall be completed and Bank to be paid in full no later


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than six (6) months from the date of initial disbursement. No extension will be granted for unsolds.

        2. Interest Rate: Repayment, Prepayment. Interest on the loan shall be calculated at an annual rate equal to one percent (1%) in excess of the Base Rate on the basis of actual days elapsed in a year of 360 days. "Base Rate" means the rate of interest established by the Bank from time to time as its "base" or "prime" rate of interest. The rate is subject to change as often as daily with each change in the Base Rate. Interest shall be payable monthly with any unpaid principal and interest immediately due and payable at the maturity of each unit's construction term. Borrower may prepay the Loan at any time in whole or in part without premium or penalty upon written or telephonic notice to the Bank, which notice must be received by Bank before 12:00 p.m. local time in Arizona on any business day.

        3. Conditions Precedent. Prior to the disbursement of any proceeds of the Loan by Bank, the following conditions precedent must be satisfied:

        a. Borrower must execute and deliver to Bank the Change in Terms Agreement in the amount of the Loan, the Modification of Deed of Trust and modifications thereof, such Security Agreements and UCC financing statements as are required by Bank, and as are necessary to perfect a first and prior security interest in favor of Bank in the Collateral, and such other documents as the Bank or its legal counsel may require, all in form and substance satisfactory to the Bank and its legal counsel..

        b. Borrower must, at its expense, provide Bank with ALTA Lender's extended coverage title insurance policies (or binding commitments therefor satisfactory to Bank) in the combined amount of the Loan, insuring the Modification of Deed of Trust and Deed of Trust of Bank and any modifications to be valid first and prior liens upon the Property and Projects, subject only to such exceptions as Bank may expressly approve in writing (the "Title Policies"). Such policies shall be issued by a title insurance company satisfactory to Bank (the "Title Company"). Such policy shall also contain such other endorsements as Bank may request, including #3R, #5, and #7 endorsements, and an endorsement insuring that all advances of money made pursuant to this Agreement subsequent to the date of the Title Policies are included within the coverage of the policy and have the same first priority of lien. Such policy shall not contain any so-called pending disbursement.

        C. Borrower must provide evidence satisfactory to Bank that all taxes and assessments levied against or affecting the Property have been paid current. Bank reserves the right to impound funds or to demand such funds be pledged by Borrower in amounts necessary to pay any taxes or assessments affecting the Property that may become due during the term of the Loan.

        d. Borrower must submit to Bank for its approval, at least five (5) days prior to the first disbursement of the Loan proceeds following the execution hereof, the original policies (or, at Bank's election, certificates therefor and other evidence satisfactory to Bank) of the insurance coverage and proof of premium payment therefor required under Paragraph 6.n hereof.

        e. If any portion of the Property lies within a Special Flood Hazard Area as designated on the maps of the Department of Housing and Urban Development, Bank shall be provided with a National Flood Insurance Association Standard Flood Insurance Policy for the duration of the Loan period in the amount of the Loan commitment or in the maximum amount available with respect to this particular type of property, whichever is less, if such insurance is available under the National Flood Insurance Act of 1968 (the "1968 Act"). If such coverage is not available, or not applicable to the Property, Borrower shall obtain from its agents or provide to Bank a statement to the effect that the Property does not fall within the Special Flood Hazard Area or that the insurance is not available under the 1968 Act.

        f. As the Co-Borrowers are corporations, Bank must receive, with respect to each such entity, as applicable: (i) a copy of its Articles of Incorporation and all amendments thereto certified by the Corporation Commission or the Secretary of State of the state of incorporation; (ii) a copy of all current


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bylaws and all amendments thereto certified by the secretary of the corporation,
(iii) a Certificate of Good Standing from the Arizona Corporation Commission, the Secretary of State of the state of incorporation, or other appropriate authority of other states in which the entity is required by law to be qualified to do business; (iv) a copy of the Board of Directors resolution authorizing the execution, delivery, and performance of, as applicable, this Loan Agreement, the related loan documents, guaranty, and all acts and transactions required or contemplated thereunder or thereby, certified by the secretary of the corporation; (v) a Certificate of Incumbency of the corporation's officers, certified by the secretary of the corporation; and (vi) a certificate of the chief executive and the chief financial officer(s) of the corporation, to the effect that all representations contained in this Agreement are true and correct and that no default exists hereunder.

        g. Borrower must provide to Bank copies of, and an executed assignment of, all of Borrower's rights, title, and interest in all plans, specifications, and engineering studies for the Projects, together with all change orders, all of which shall be submitted to Bank and subject to the prior approval of Bank. All change orders involving additional costs in excess of Ten Thousand and No/100 Dollars ($10,000.00), or Ten Thousand and No/100 Dollars ($10,000.00) in the aggregate, shall require that Borrower immediately provide evidence to Bank that Borrower possesses sufficient funds for the completion of such extras or changes.

        h. Borrower must prepare and must provide to Bank schedules of Project Costs indicating the gross costs of the Projects and including, as applicable, unit costs for each model type, and certified to be correct to the best knowledge and belief of Borrower. At its discretion, Bank may require that Borrower submit to Bank (i) the names and addresses of persons providing labor or materials in connection with the Projects; and, (ii) for its review and approval, all subcontracts with scheduled values in excess of Twenty-five Thousand and No/100 Dollars ($25,000.00), and assign to Bank Borrower's rights thereunder.

         i. Borrower must provide to Bank copies of all building permits issued in connection with, and evidence satisfactory to Bank of proper zoning of the Property for, the construction of the Projects contemplated herein. Borrower shall assign to Bank all of Borrower's rights and interests under all other agreements, leases, licenses, and permits relating to the Property and its development

         j. Borrower shall provide to Bank (i) a true copy of Borrower's
Arizona State Contractor's License, verifying that the Borrower is currently licensed and authorized by the State of Arizona to operate as a general contractor, and, (ii) evidence of Borrower's workers' compensation employer's liability and comprehensive general liability insurance satisfactory to Bank. The financial stability of Borrower must be satisfactory to Bank. Borrower shall provide Bank with financial statements for the two (2) most recent fiscal years.

        k. Borrower shall, at its expense, provide to Bank a current survey, by a licensed surveyor acceptable to Bank, of the Property containing an accurate, detailed legal description of the Property showing the location of the proposed Projects, describing the Property boundaries, showing all easements and other items affecting the site, and showing that any existing improvements and the Projects, when completed, lie within the boundaries of the Property and do not and will not violate any use or other restriction relating to the Property, and such other items as Bank may request, including without limitation appropriate access to dedicated public streets.

        l. Borrower must provide to Bank evidence satisfactory to Bank that water, sewer, gas, electric, telephone, and other public utilities are available and will be provided to the Projects in amounts which are adequate to service the intended use of the Projects.

        m. Borrower must reimburse Bank, for expenses incurred by the Bank in ordering and obtaining a current appraisal from an accredited appraiser acceptable to Bank certifying the values for each structural model and model type to be constructed as an improvement in connection with the Vintage Project.



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
        n. Borrower must provide to Bank evidence of written approval of the final certification and/or acceptance of each type of off-site improvement for the Property by any municipality, utility, county, or other governmental entity whose certification or acceptance thereof is required.

        o. Borrower must provide to Bank the Guarantees, the current financial statements acceptable in form to Bank, and the two (2) most recent annual income tax returns of each Guarantor, and the Bank must have determined the financial position of each Guarantor to be satisfactory to Bank.

        p. If construction commences prior to recording of the Modification of Deed of Trust, Borrower must provide to Bank lien waivers by all persons who have performed work on or delivered materials to the Property prior to the recording of the Modification of Deed of Trust, and shall assure that any necessary indemnification or other agreements are made, in form satisfactory to the Title Company, in order to obtain the Title Policy, without exception for mechanics' or materialmen's liens.

        q. Borrower must provide to Bank, at Borrower's expense, evidence satisfactory to Bank that (i) the Property is in all respects in compliance with all Federal, State of Arizona, and local laws, ordinances, and regulations relating to environmental protection, occupational health and safety, public health and safety, or public nuisance or menace including without limitation the Resource Conservation and Recovery Act, 42 U.S.C. Sec 6901, et seq., the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9600, et seq., the Toxic Substances Control Act, .15 U.S.C. Sec. 2601, et seq., the Clean Air Act, 42 U.S.C. Sec. 7401, et seq., and the Clean Water Act, 33 U.S.C. Sec. 1251, et seq., and (ii) the Property is not now being used to manufacture, store, or dispose of toxic or hazardous substances, materials, or wastes covered by the Resource Conservation and Recovery Act or the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or their respective successors, and all applicable federal, state, and local laws, ordinances, and regulations. The Phase I environmental reports previously submitted shall be acceptable for this purpose.

        r. Borrower must provide to Bank a copy of a soil report for the Property, prepared by a registered engineer acceptable to Bank, evidencing that the Property is free from soil or other geological conditions that would preclude its use or development as contemplated herein without extra expense for precautionary, corrective, or remedial measures. The soil reports previously submitted shall be acceptable for this purpose.

        s. Borrower must satisfy Bank that any person who is required, pursuant to any instrument, contract, commitment, or other agreement of any kind, or pursuant to any law or regulation, to assent to or in any manner approve of any of the acts or transactions contemplated by this Agreement (or any of the other related loan documents), or the means of affecting any of the same, shall have given such assent or approval, and shall have been duly authorized to do so.

        t. Borrower must satisfy Bank that there have been no material adverse changes in Property, and that no other event has occurred which would adversely and materially affect the ability of Borrower to construct the Projects, and that Borrower is not in default of any provision of this Agreement or any of the other loan documents.

        4. Disbursement Provisions. Subject to the provisions of this Paragraph 4, and provided all of the conditions set forth in Paragraph 3 of this Agreement shall have been fully met to Bank's satisfaction, and provided all warranties and representations are true and correct on the date of disbursement, and provided no default on the part of Borrower then shall exist under the terms, conditions, or provisions of this Agreement, the Promissory Note, the Change in Terms Agreement, the Modification of Deed of Trust, Deed of Trust, or any other document or instrument made, executed, and delivered by Borrower or others in connection with the Loan, Bank agrees, at Borrower's request, to disburse the proceeds of the Loan as set forth on "Exhibit F" attached hereto and incorporated herein by this reference.

        a. The proceeds of the Loan shall not pass into the possession of or under the control of Borrower but, upon recording of the Modification of Deed of Trust and perfection of any other security interest required hereunder, will be held by Bank to be disbursed in accordance with the provisions hereof. Bank shall not be required to segregate the proceeds of the Loan or to earmark such funds in any manner. The sole obligation of Bank shall be to disburse the funds as set forth herein. Borrower acknowledges that it has no right to said proceeds other than to have the same disbursed by Bank in accordance with the provisions of this Agreement. Such proceeds shall not accrue interest in favor of Borrower. After disbursement, interest accruing in favor of Bank shall be computed on the daily outstanding principal balance as set forth in the Note.

        b. Bank may, at its election and at Borrower's cost, disburse the proceeds of the Loan by wire transfer, in whole or in part, (i) into Borrower's account with Bank; (ii) through a title insurance company, mortgage company, or other third party; (iii) to the Borrower, or, (iv) directly to any subcontractors, materialmen, or laborers who would otherwise have any rights to or a lien against the Property. Any such election shall not prevent Bank from making subsequent disbursements in a different manner and through a different party.

        c. No advance of any Loan proceeds hereunder shall constitute a waiver of any condition precedent to the obligation of Bank to make any further advance or preclude Bank from thereafter declaring the failure to satisfy such condition precedent to be an event of default. The making of any advance shall not be deemed an approval or acceptance by Bank of any work or material theretofore completed, installed, or delivered. All conditions precedent to the obligation of Bank to make any advance are imposed hereby solely for the benefit of Bank, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Bank will refuse to make any advance in the absence of strict compliance with such conditions precedent. All requirements of this Agreement may be waived by Bank in whole or in part at any time but no such waiver shall be deemed to constitute a waiver of any other condition or procedure. Unless Bank in writing specifically and expressly agrees otherwise at the time such waiver is given, any waiver of any condition or procedure shall be deemed to be only temporary and revocable, and Bank, at its option and upon reasonable notice, may later require that such condition be satisfied or procedure observed. Bank may withhold further disbursements of the Loan until such condition is satisfied or procedure observed.

        d. In addition to the remedies provided in Paragraph 9 hereof, Bank may, at its option, refuse to make a disbursement pursuant to any application for advance if any of the following events occur and until such condition has been remedied to Bank's satisfaction: (i) if a mechanics' lien is filed against the Property; or (ii) if Bank determines that the nature, quality, or quantity of the work performed or materials furnished do not justify the advance requested, or if Bank determines that the work performed at that particular stage of construction has not been performed in a good and workmanlike manner and in accordance with the Plans, or that, at such stage of construction, the materials, supplies, chattels, and fixtures furnished and installed have not been so furnished and installed or are not of the quality and quantity contemplated by the Plans.

        e. If Bank consents to any extra work or change in plans and specifications that causes total Project Costs to exceed one hundred and five percent (105%) of the cost of the base, Borrower shall immediately provide evidence to Bank that Borrower possesses sufficient funds for the completion of such extras or changes.

        f. If at any time during the course of construction Bank shall determine that the undisbursed proceeds of the Loan will be insufficient to fully pay all Project Costs incurred or to be incurred for the Projects, Borrower shall immediately deposit with Bank, to be disbursed by Bank to pay Project Costs, cash in an amount equal to the deficiency or an irrevocable, unconditional, and nondocumentary Letter of Credit in the amount of such deficiency, in form and substance and from an issuer satisfactory to Bank.

        g. Borrower hereby authorizes Bank to hold, use, disburse, and apply Borrower's deposit and the Loan proceeds for payment of costs of construction of the Projects, costs and expenses incident to the Loan and the Property, and the payment or performance of any obligation of Borrower hereunder. Borrower hereby assigns, pledges, and grants a security interest in the proceeds of the Loan and the Borrower's deposit to Bank for such purposes.

        h. Bank may advance all or a portion of Borrower's deposit or the Loan proceeds in such order as Bank shall determine. Borrower shall promptly notify Bank in writing if and when the remaining unpaid costs of the development of the Projects exceed, or appear likely to exceed, the amount of the nonadvanced portion of any Borrower's deposit made pursuant hereto. Bank may advance and incur such expenses as Bank deems necessary for the completion of construction of the Projects and to preserve the Property and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan or any Borrower's deposit, shall be payable to Bank upon demand, and until repaid shall bear interest from the date advanced at the rate provided in the Note. In the event that any advances or payments made by Bank pursuant to this Agreement, together with the disbursements made by Bank of the proceeds of the Loan, exceed the face amount of the Note, such additional advances shall constitute additional indebtedness secured by the Modification of Deed of Trust, Deed of Trust, and any other security agreements.

        5. Representations and Warranties of Borrower and Guarantors. Borrower and Guarantors hereby represent and warrant as follows (each request by Borrower for an advance constituting an affirmation on the part of Borrower that the representations and warranties contained herein are true and correct as of the time of such request):

        a. Borrower is duly organized, validly existing, and in good standing under the applicable laws of the State of Arizona, and is qualified to do business and is in good standing in the State of Arizona, with full power and authority to enter into this Agreement.

        b. The execution and delivery of this Agreement and all related loan documents and instruments pursuant hereto (including but not limited to the Guaranties) and the consummation of the transactions contemplated hereby (i) have been duly authorized by all actions required under the terms and provisions of the governing instruments of the parties executing the same, the laws of the State of Arizona, and any applicable requirement of any governmental authority;
(ii) create legal, valid, and binding obligations of Borrower and Guarantors, respectively; (iii) do not require the approval or consent of any governmental authority having jurisdiction over Borrower, Guarantors, or the Property; (iv) do not and will not constitute a violation of, or default under, the governing instruments of Borrower or Guarantors, any requirement of any governmental authority applicable to Borrower or Guarantors, or any mortgage, indenture, agreement, commitment, or instrument to which Borrower or either Guarantor is a party or by which any of their assets are bound, nor create or cause to be created any mortgage, lien, encumbrance, or charge against the assets of Borrower or either Guarantor other than those provided by the instruments executed in connection herewith; and (v) do not conflict with or result in the breach of any valid regulation, order, writ, injunction, or decree of any court or governmental or municipal office, agency, department, or instrumentality.

        c. Borrower's and Guarantors' financial statements delivered to Bank were prepared, except as disclosed by Borrower and accepted by Bank, in accordance with generally accepted accounting principles applied on a consistent basis, and are true, complete and correct in all material respects, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No materially adverse change has occurred since the respective dates thereof and no borrowings have been made by Borrower or Guarantors since the date thereof other than the borrowing contemplated hereby or as in the normal course of business or described in detail in a statement in writing delivered to Bank contemporaneously with but prior to execution of this Agreement by Bank. There have been no material adverse changes in the condition, affairs, or prospects, financial or other, of any person whose financial condition is reflected in any of the aforesaid financial statements since the date of such financial statement,


                                  Page 1O of 25
and Borrower and Guarantors are unaware of any facts or circumstances which might give rise to any such material adverse change. In the event Borrower or Guarantors become aware of any such facts or circumstances, Bank shall be promptly advised.

        d. The Loan is solely for business or commercial purposes other than agricultural purposes. Borrower has not employed or retained any broker or finder, or incurred liability for any brokerage fees, commissions, or finder's fees in connection with the Loan.

        e. The anticipated use of the Property, the Projects, and the Plans therefor comply with all applicable zoning ordinances and regulations affecting the Property and the Projects and all other requirements of governmental authorities having jurisdiction thereof, and all requirements for such use will have been satisfied prior to commencement of construction of the Projects.

        f. Borrower will not commence operation of the Projects for their anticipated use unless all liens, permits, authorizations, consents, and approvals therefor have been obtained and are in full force and effect.

        g. Borrower is not in default under this Agreement or any of the related loan documents and security instruments, and no event has occurred which by notice, the passage of time, or otherwise would constitute an event of default thereunder. Borrower is not in default in the payment of any indebtedness for borrowed money or under the terms and provisions of any agreement or instrument evidencing any such indebtedness. Borrower is not in default with respect to any order, writ, injunction, decree, or demand of any court or of any other requirement of a governmental authority.

        h. Except as previously disclosed to Bank with respect to the DMB Option and the SCCRCLP Option, Borrower has not made any contract or arrangement of any kind which has given rise to (or the performance of which by the other party thereto would give rise to) a lien or claim of lien on the Property or Collateral, except for the collateral documents executed in connection with this Loan, and except for arrangements with Borrower's engineer, contractors, and subcontractors who have executed (or will execute upon completion of the work being performed by them) lien waivers satisfactory to Bank and the Title Company insuring Bank's liens. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (as deemed within Regulations G, T, and U of the Board of Governors of the Federal Reserve System). Borrower will not use any of the proceeds of the Loan made hereunder for the purchase or carrying of registered equity security within the purview and operation of Regulation G issued by the Board of Governors of the Federal Reserve System.

        i. Borrower and Guarantors have filed all federal, state, and other tax returns and reports required to be filed, and has paid all taxes due from it and as shown on said returns and reports and all assessments received by it to the extent that such taxes and assessments have become due. Neither Borrower nor any Guarantors is presently involved in any dispute concerning taxes with any taxing authority, and neither Borrower nor any Guarantor has received any unpaid assessment for federal or state income taxes. The charges, accruals, and reserves on the books of Borrower and Guarantors in respect of any taxes or other governmental charges are adequate. Neither Borrower nor any Guarantor has executed or is bound by the execution of another Person of any presently effective waiver extending the period of the applicable statute of limitations for the payment of federal income taxes.

        j. There are no outstanding or unpaid judgments or arbitration awards against Borrower, Guarantors, or the Property, and there are no actions, suits, or proceedings pending or, to Borrower's or Guarantors' knowledge, threatened in any court or before or by any governmental authority, at law or in equity, against or affecting Borrower, Guarantors, or the Property, or involving the validity, enforceability, or priority of this Agreement or any of the documents or instruments to be executed and delivered by Borrower or Guarantors pursuant hereto. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the documents or instruments contemplated to be executed and delivered pursuant hereto, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, change in terms agreement, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower or Guarantors are a party or by which Borrower or Guarantors may be bound.

        k. Borrower is not subject to any statute, regulation, or agreement restricting its ability to incur indebtedness or to encumber its properties. Borrower is not an investment company" as defined in the Investment Company Act of 1940, as amended. Neither Borrower nor any subsidiary thereof is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a holding company," or an "affiliate" of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        l. To the best of Borrower's knowledge, the Property has never been used, and shall not be used, to manufacture, store, or dispose of toxic or hazardous substances, materials, or wastes regulated by any applicable Environmental Law. To the best of Borrower's knowledge, there has been no prior use of the Property by either Borrower or any other prior owner that violates any applicable Environmental Law, To the best of Borrower's knowledge the Property is in all respects in compliance with all applicable Environmental Laws. Borrower and Guarantors will not cause or permit any person to violate any applicable Environmental Law. None of them has received a notice from any governmental agency of any violation of any applicable Environmental Law.

        m. Borrower is -not operating the Property, or any portion thereof, under any exemption or exception from, or extension of time to comply with, any applicable law or governmental regulation (including laws and regulations concerning occupational health and safety, environmental protection, and zoning) which will or could expire or be revoked within five (5) years of the date hereof.

        n. There exists no defined benefit pension plan subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the unfunded liabilities of which upon the termination of such plan Borrower could be held wholly or partially liable to the Pension Benefit Guaranty Corporation or, if such plan exists, with respect to each such plan (i) no "accumulated funding deficiency" (as defined in Section 302 of ERISA) exists;
(ii) no other event has occurred or condition exists which could result in the liability of Borrower to the Pension Benefit Guaranty Corporation; and, (iii) such plan complies with all applicable requirements of ERISA and of the Internal Revenue Code of 1954, as amended (the "Code"), and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth such requirements. For the purposes of this Agreement, "unfunded liabilities" means with regard to any plan, the excess of the current value of the plan's benefits guaranteed under ERISA over the current value of the plan's assets allocable to such benefits.

        o. No representation or warranty of Borrower or Guarantors contained in the Agreement or related documents given to Bank in connection with the Loan, and no statement contained in any certificate, schedule, list, financial statement, or other instrument or document furnished to Bank by or on behalf of Borrower or Guarantors contains, or will contain, any untrue statement or material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

        6. Covenants of Borrower and Guarantors. During the term of this Agreement, and until all obligations of Borrower to Bank hereunder are paid, satisfied, and performed, Borrower and Guarantors, as applicable, covenant and agree:

        a. Borrower shall expend the funds advanced pursuant to the Agreement only to pay Project costs.

        b. Borrower shall not transfer or enter into any agreement to transfer, assign, mortgage, or give a security interest in or allow to exist any mortgage, lien or encumbrance, or security interest in the

Property, the Projects, or any other Collateral except as may be approved in writing in advance by Bank, and shall not permit any secondary financing of the Property, including so-called wraparound" financing.

        c. Borrower shall diligently prosecute to substantial completion of the Projects, including the models, by August 1, 1997, in an acceptable, workmanlike manner, and in accordance with the Plans, submitted to and approved by Bank. No material additions, deletions, or other changes shall be made in the Plans or the construction contracts without the prior written approval of Bank.

        d. Except as previously disclosed to Bank, Borrower shall not permit any labor to be performed or any materials, machinery, fixtures, or tools to be furnished which would give rise to a lien under A.R.S. Sec. 33-981, et seq., until after the Modification of Deed of Trust securing the Note evidencing the Loan made hereunder has been recorded, and Borrower warrants that no such labor has been performed and no such materials, machinery, fixtures, or tools have been furnished as of the date of this Agreement.

        e. Except as previously disclosed to Bank, no materials, equipment or fixtures shall be supplied, purchased, or installed for the construction of the Projects pursuant to security agreements or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be utilized in the construction of the Projects, without the prior written approval of Bank,.

        f. Borrower shall execute and deliver to Bank, upon demand, such estoppel certificates, instruments, and documents as Bank shall require including, without limitation, those required to obtain and maintain a first lien in favor of Bank on all fixtures and equipment existing or to be placed in or upon the Property or improvements now thereon or to be constructed thereon.

        g. Borrower shall construct and complete the Projects free of all security interests, liens, and encumbrances in accordance with all applicable laws and ordinances, including zoning laws, and all covenants and restrictions running with or affecting the Property and regulations of any other governmental or municipal office, department, or agency having jurisdiction. Borrower shall strictly comply with the provisions of A.R.S. Sec. 33-1003 et seq., for the purpose of preventing the imposition of any mechanics' and materialmen's liens upon the Property.

        h. Borrower shall not, without the prior written consent of Bank, impose any restrictive covenants or encumbrances upon the Property or take any action to change in any manner the zoning thereof.

        i. Borrower and Guarantors agree (i) not to permit any environmental lien to be placed against the Property; (ii) to promptly, within 48 hours, notify Bank of any notice received by Borrower or Guarantors from a governmental agency concerning a violation of any applicable Environmental Law; (iii) to provide Bank with copies of all communications received by Borrower or Guarantors with governmental agencies enforcing Environmental Laws concerning the Property; (iv) that Bank may, from time to time with cause and at Borrower's and Guarantors' expense, conduct such inspections, audits, and tests concerning the Property's compliance with applicable Environmental Laws as Bank shall deem appropriate; and, (v) not to change the operation or use of the Property in any manner without written notice to Bank and if Bank considers that such change may increase its potential liability under applicable Environmental Laws. "Applicable Environmental Laws as used herein with respect to the Property shall include all Federal, State of Arizona, and local laws, ordinances, and regulations relating to environmental protection, occupational health and safety, public health and safety, or public nuisance or menace including, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq., the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9600, et seq., the Toxic Substance Control Act, 15 U.S.C. Sec. 2601, et seq., the Clear Air Act, 42 U.S.C. Sec. 740 1, et seq., and The Clean Water Act, 33 U.S.C. Sec. 125 1, et seq. If an Environmental lien is placed against the Property or Hazardous Substances are located on, under or about the Property, and such environmental lien or Hazardous Substances are not removed within ninety (90) days of discovery, or such earlier time as required by a Governmental Agency, then Bank shall have the right, but not the obligation, to do so or to declare a default hereunder.

        j. Borrower shall cause the construction of Projects to comply with all restrictions, conditions, ordinances, codes, regulations, and laws of governmental departments, agencies, and offices having direction or jurisdiction over an interest in the Property and Projects.

        k. Borrower will not allow the Property to suffer any material loss or depreciation in value other than depreciation resulting from reasonable ordinary wear and use and losses fully covered by insurance, the proceeds of which are paid to Bank.

        l. Borrower shall cause all material supplied for, or intended to be utilized in, the construction of the Projects to be stored on the Property or at such other location as may be approved by Bank in writing, with adequate safeguards, as are reasonably required by Bank, to prevent loss, theft, damage, or commingling with other materials or projects.

        m. Provided there is no conflict with the Property CC&R's, Borrower shall allow Bank at Bank's expense to erect a sign on the Property upon commencement of construction indicating Bank as the source of the construction financing. Said sign shall be of sufficient size as to be easily recognizable from a distance of 150 feet, provided that such signage is consistent with applicable municipal and governmental ordinances and does not materially inhibit Borrower's ability to erect signage upon the Property. Bank shall have the sole responsibility for maintaining the sip until completion of Projects.

        n. Borrower shall maintain, at its expense, and furnish to Bank (i) a policy or policies of comprehensive general liability insurance with coverage in an amount not less than One Million and No/100 Dollars ($1,000,000.00) (and during any period of construction or work upon the Property, contractor's and independent contractor's liability and workers' compensation insurance in an amount not less than One Million and No/100 Dollars ($1,000,000.00) to protect Bank and Borrower against liability for personal injury and property damage, including coverage for contractual liability, employees (to the extent not covered by workers' compensation insurance), explosion, collapse and underground property damage, and completed operations; (ii) a so-called Builder's Risk Completed Value nonreporting form of policy, with an ISO All Risk form attached and endorsements to cover demolition expenses and increased costs of construction for one hundred percent (100%) of the insurable replacement value of the Projects without reduction for depreciation; (iii) flood insurance acceptable to Bank, unless Bank shall have received satisfactory evidence, which may be in the form of a letter from the appropriate agent of the National Flood Insurance Association or an appropriate governmental authority that no portion of the Property is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards; (iv) workers' compensation insurance as required by law; and, (v) such other insurance as Bank shall reasonably require. Each such insurance policy shall have premiums prepaid through one year from the date hereof (and thereafter Borrower shall prepay one year's premium annually), be with companies satisfactory to Bank with such other coverage and in such amounts as Bank may request, contain the New York Standard Non-Contributory Mortgagee clause or an equivalent mortgagee's loss payable clause appropriate for the type of policy and satisfactory to Bank, and be endorsed in favor of Bank and provide that it may not be canceled or amended by any party for any reason whatsoever without first giving Bank at least thirty
(30) days prior written notice of any proposed cancellation or amendment.

        o. If the Property or the Projects are partially or wholly damaged or destroyed by fire or any other cause, Borrower shall promptly, upon Bank's request, restore it to its condition immediately preceding such casualty; provided, however, that if Bank determines that the insurance proceeds paid to Bank are insufficient to complete such restoration to its state prior to damage and Borrower shall fail within ten (10) days after notice from Bank to deposit with Bank an amount equal to such deficiency as determined by Bank (it being understood that Bank shall not be obligated to advance Loan proceeds for such purpose or otherwise until restoration to its state prior to damage is complete), then Bank may apply the insurance proceeds and any undisbursed Loan proceeds toward satisfaction of the Loan. If Bank requires restoration, Borrower shall immediately proceed therewith and shall diligently prosecute the same to completion, and Bank shall disburse to Borrower as such restoration satisfactorily progresses in same manner as is provided for the disbursement of the Loan proceeds, the proceeds from any fire or casualty insurance actually paid to Bank in respect of such damage or destruction and any additional funds deposited by Borrower with Bank as hereinabove provided, which funds will be held by Bank as additional security for the Loan.

        p. Borrower shall promptly give notice in writing to Bank within ten
(10) days after the occurrence of any of the following matters about which notice must be given: (i) a default or an event which, with the passage of time, may constitute a default; (ii) any event causing material loss or depreciation in the value of the Property and the amount and nature of such loss or depreciation; or (iii) other developments, financial or other matters, which might materially adversely affect Borrower's business, properties, condition (financial or other) or affairs, or the ability of Borrower to perform the obligations of Borrower under this Agreement.

        q. Borrower shall timely comply with, and promptly furnish to, Bank true and complete copies of any notice or claim by any governmental authority relating to the Property or Projects, promptly notify Bank of any casualty with respect to the Property, Projects, or other Collateral, and of any notice of taking or eminent domain action or proceeding affecting the Property or Projects.

        r. Upon request by Bank, Borrower shall deliver to Bank from time to time a report on the progress of the Projects, the costs of the Projects compared to the construction contracts for the Projects, and such other data and information concerning the Property and the Projects and the other security for the Loan as reasonably may be required by Bank. Such reports shall be rendered on a monthly basis unless circumstances dictate more frequent reports.

        s. Borrower shall not permit cessation of work for a period in excess of fourteen (14) days without the prior written consent of Bank unless due to unusually prolonged periods of inclement weather, strikes or other labor troubles, unavailability of materials, national emergency, or any rule, order, or regulation of any government authority, or similar cause not within Borrower's control, and Borrower gives prompt written notice of said cause or delay to Bank, such cessation of work does not in any event continue for more than sixty (60) days and promptly recommences work immediately upon termination of such cause or delay and diligently prosecutes the same to completion.

        t. Borrower shall maintain a standard and modern system of accounting and furnish to Bank, at no cost to Bank, within thirty (30) days after the end of each fiscal quarterly period, and within ninety (90) days after the fiscal year-end of Borrower, an income statement, profit and loss and surplus reconciliation statement, a statement of cash flows, and a balance sheet for such periods. Each such statement must evidence cash balances owned by and immediately available to Borrower which balances must exceed $500,000.00. Each such statement must be signed by an authorized financial officer, prepared in accordance with generally acceptable accounting principles consistently applied (and, in the case of the year-end financial statements, audited by a certified public accountant satisfactory to Bank), together with such other financial statements, reports, and tax returns as from time to time shall reasonably be requested by Bank. Guarantors shall furnish to Bank, at no cost to Bank, within thirty (30) days after the end of each calendar year, an income statement and a balance sheet for that year, in form acceptable to Bank, together with such other financial statements, reports, and tax returns as from time to time shall reasonably be requested by Bank. Borrower shall not incur or suffer to exist any indebtedness other than (i) indebtedness of Borrower to Bank under this Agreement; (ii) Accounts Payable in the ordinary course of business representing obligations for the purchase of goods, services, or transportation which are not more than ninety (90) days old or which are being contested in good faith; (ii) other indebtedness existing on the date hereof and described on financial statement or other written representation made by Borrower to Bank; and (iii) other indebtedness arising from the normal course of Borrower's business.

        u. Borrower shall not permit the ratio of its Total Debt to Equity to exceed 3.0 to 1.0, measured quarterly. In calculating the ratio, subordinated indebtedness shall be subtracted from Total Debt and added to Equity.

        v. Borrower shall maintain a Fixed Coverage Ratio of not less than 1.25 to 1.0, measured annually. The ratio shall be calculated by dividing Gross Profits, in dollars, by the sum of S,G&A, in dollars.

         7.     Bank's Rights and Responsibilities

        a. Bank shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the Projects except to disburse the Loan proceeds pursuant to this Agreement and subject to its terms. Bank shall not be obligated to inspect the Property or the construction of the Projects or be liable for the performance or default of Borrower, any architect, engineer, contractor, or other party, or for any failure to construct, complete, protect, or insure the Projects, or for the payment of costs of labor, materials, services supplied for the construction of the Projects, or for the performance of any obligation of Borrower whatsoever. Bank shall have no obligation to require or obtain lien waivers or receipts, and even if it requires presentation to it of lien waivers or receipts, it shall have no responsibility for the validity thereof nor for the correctness of the amounts thereof. Bank shall have no obligation to see that the advance payments made by it are actually used to pay for labor and materials furnished and used in the construction of the Projects. Nothing, including without limitation any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Bank.

        b. Bank shall have the right at all times during construction to inspect the progress of the work performed and to determine whether the work is being completed in a manner satisfactory to Bank. Bank shall not, by inspecting the work in progress, or by approving advances and making disbursements hereunder, assume or have any responsibility for defective material or workmanship, breach of any construction contract or of any subcontractor, or failure of the improvements to conform to the Plans. All inspections and other services rendered by Bank or its agent, whether or not paid for by Borrower or its successors in title, shall be rendered solely for the protection and the benefit of Bank, and Borrower shall not be entitled to claim any loss or damage against Bank or its agent or employees for failure to properly discharge their duties to Bank. Bank, or its agents, at all reasonable times and upon reasonable notice, shall have unrestricted access to the records, account books, contracts, subcontracts, bills, and statements of Borrower, including any supporting or related vouchers or other instruments, and shall have the right to make copies of the same. If Bank so requires, the records, books, vouchers, or other instruments shall be made available to an accountant of Bank's choice for audit, examination, inspection, and photocopying or other type of duplication, such audit to be undertaken at Borrower's office.

        c. If there is a dispute between Borrower and its subcontractors, architect, or engineer arising from Borrower's default in its obligations to its subcontractors, architect, or engineer, or if for any reason Borrower fails, neglects, or refuses to proceed with construction of the Projects with reasonable diligence and to complete same within the period provided in the subcontracts, or if no time is specified therein, then within a reasonable time in the circumstances, Bank may, in its sole discretion, make disbursements directly to any subcontractors, or to any other contractor, without liability therefor and may cause construction of the Projects to be continued, resumed, or completed. Any such payment shall be deemed a payment to Borrower or for Borrower's benefit and Bank is, under such circumstances, specifically appointed Borrower's agent to proceed with completion of the Projects. Any provisions herein or in any construction contracts to the contrary notwithstanding, Bank shall have the right to make its own independent determination as to whether or not the provisions of the construction contracts have been complied with, including the right to determine independently whether the Projects is being or has been completed in accordance with the Plans approved by Bank.

        d. Bank may offset and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, irrespective of whether or not Bank shall have made any demand under this Agreement and although such deposits, indebtedness, or obligations may be matured or contingent.

         e. Bank may (but shall not be obligated to) commence, appear in, or defend an action or proceeding purporting to affect the Loan, the Property or Projects, or the respective rights and obligations of Bank and Borrower pursuant to this Agreement and the documents created in connection therewith. Bank may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to pay to Bank upon demand, together with interest thereon from the date advanced at the rate provided in the Note.

        8. Events of Default. In addition to the Events of Default listed in the other Loan Documents, the occurrence of any one or more of the following conditions or events (whether or not within the control of Borrower) shall constitute a default:

         a. The discontinuance of construction work for a period of fourteen
(14) days, which discontinuance is, in the sole determination of Bank, without cause, or the failure to pursue the construction of the Projects with reasonable diligence and in accordance with the Plans approved by Bank, is an event of default hereunder.

         b. The failure to timely commence and complete the Projects in accordance with the Plans by the substantial completion date herein specified, unless said date is extended in writing by Bank, is an event of default hereunder. A failure in the construction, completion, or operation of the Projects to comply with the Plans (in all material respects) and any governmental requirements, if applicable, is an event of default hereunder. Any failure by Borrower to strictly enforce the subcontractors contract to the end that the subcontractor performs all of the obligations on its part to be performed thereunder, is an event of default hereunder. The failure to complete restoration or replacement of the Projects with due diligence when required to restore or replace the same pursuant to the provision hereof, is an event of default hereunder.

         c. The execution or existence of a security agreement or other device creating a lien upon (or wherein the right is reserved or accrues to anyone other than Bank to remove, repossess, or to consider as personal property), any materials, furnishings and equipment, fixtures, or any other tangible property constituting a part of or to be installed in or used in connection with the Property, or the improvements thereon or to be made thereon, or the business conducted or to be conducted therein; and if any such lien is not corrected within thirty (30) days after Bank notified Borrower in writing of such lien, or if such lien cannot be corrected within thirty (30) days and Borrower has immediately upon said notice commenced efforts to correct the same within such period and diligently and continuously pursues correction of the same, and such lien is not corrected within sixty (60) days after such notice, such lien or failure to conform shall constitute a default of Borrower under this Agreement, but shall be subject to no additional Grace Period.

         d. If, in Bank's opinion, the work has not been, or is not being, performed in good and workmanlike manner and in accordance with the Plans, Bank shall have the right to require compliance with the Plans and the remedying of all defects, and if any such defect or failure to comply is not corrected within thirty (30) days after Bank notified Borrower in writing of such defect or failure, or if such defect or failure cannot be corrected within thirty (30) days and Borrower has immediately upon said notice commenced efforts to correct the same within such period, and diligently and continuously pursues correction of the same, and such defect or failure is not corrected within sixty (60) days after such notice, such defect or failure to conform shall constitute a default of Borrower under this Agreement, but shall be subject to no additional Grace Period.

        e. The violation of any applicable law or ordinance, or any of the rules, regulations, or orders of any zoning commission or real estate or health department, or any other office, agency, or department of the State of Arizona, or any of its political subdivisions, is an event of default hereunder.

        f. The neglect, failure, or refusal of Borrower to keep in full force and effect any permit or approval with respect to the construction or use of the Projects as required herein, is an event of default hereunder.

        g. Any governmental action which, in the opinion of Bank, will adversely affect Borrower's condition, operations, or ability to repay the Loan is an event of default hereunder.

        h. The entry of any order or decree in any court of competent jurisdiction enjoining or prohibiting this Agreement, or any material provision thereof, is an event of default hereunder.

        i. Any suit which Bank reasonably determines not to be frivolous or spurious that shall be filed against Borrower and which, if adversely determined, could in the opinion of Bank substantially impair the ability of Borrower to perform any of its obligations under and by virtue of the Loan Documents, is an event of default hereunder.

        j. The existence of any condition or situation which Bank, in its sole discretion, determines to constitute a danger or impairment to the security for the Loan, is an event of default hereunder.

        k. The occurrence of any event or condition which results in, or with notice or lapse of time could result in, a default in the payment of any present or future indebtedness or a default in the performance of any present or future obligation of Borrower or Guarantors to Bank regardless of the manner in which the indebtedness or obligation may have arisen, is an event of default hereunder.

        9. Remedies Upon Default. Subject to such limitations as may be imposed by applicable federal bankruptcy and reorganization law, upon the occurrence of a default that continues to exist after the expiration of the Grace Period applicable to the type of default involved, and in addition to all rights and remedies provided for under this Agreement and the other Loan documents, Bank shall have all rights and remedies provided to it by law or described in this Paragraph 9 or in any other document under which Borrower shall be obligated to Bank. Grace Period means the number of calendar days after Bank gives notice in accordance with Paragraph 12. If a default involves Borrower's obligation to pay money or discharge an indebtedness, the applicable Grace Period shall be ten
(10) days. If a default involves the performance or non-performance of an act, or the occurrence or non-occurrence of an event or circumstance, and no other period is specified, the Grace Period shall be thirty (30) days. Notwithstanding the foregoing, there shall be no Grace Period applicable to a default based upon a failure to keep the Property and Projects adequately insured, or a default or breach of representation or warranty, or a false statement in or material omission from any document forming part of the transaction in respect of which this Agreement was made. If it is not possible within said thirty (30) day period to fully cure a default not involving the payment of monies, Borrower shall be entitled to such additional time as Bank shall determine is reasonable in the circumstances, provided that Borrower commences to cure such default within the notice period and thereafter diligently and continuously prosecutes the cure of such default Notwithstanding the foregoing, if, in Bank's reasonable opinion the delay resulting from the granting of any Grace Period to Borrower would result in the imposition of any lien, claim, or encumbrance on the Property or Projects which would have priority over the Modification of Deed of Trust, Deed of Trust or any security agreement securing the Loan, or otherwise impair the priority, substantially diminish the value, or cause the loss of any of Bank's security, then Bank may immediately enforce any and all of the foregoing remedies with or without notice, and with or without awaiting the termination of any cure period.

        a. Bank may withhold further disbursement of the proceeds of the Loan, it being understood that Bank shall have the absolute right to refuse to disburse the balance of the proceeds of the Loan, and that no contractor, subcontractor, materialman, laborer, supplier, or bonding company or surety shall have any interest in or right to any Loan proceeds, either applied by or withheld by Bank pursuant hereto or any right to garnish or otherwise require or compel payment of any Loan proceeds upon any claim or lien which any of them have or may have for work performed upon or materials furnished to the Property.

        b. Bank may institute appropriate proceedings to specifically enforce performance of the terms and conditions of all or any of the Loan Documents.

        c. Bank may declare the Note to be due and payable forthwith and avail itself of the remedies afforded hereby, or by the Change in Terms Agreement, Modification of Deed of Trust, Deed of Trust or other documents executed and delivered hereunder.

        d. Bank may declare this Agreement to be terminated, it being understood that such termination shall not relieve Borrower of any liability for a breach occurring prior to such termination.

        e. Bank may take possession of the Property and the Projects, materials, furniture, fixtures, and equipment thereon and complete the construction of the Projects and do anything which it, in its sole discretion, deems necessary to fulfill the obligations of Borrower hereunder, including either the right to avail itself of, and procure performance of, a general contractor and/or other existing contracts and subcontracts, or let any contracts with the same contractor and others, and to employ watchmen to protect the Property and the Improvements, materials, furniture, fixtures, and equipment thereon from injury. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby irrevocably appoints and constitutes Bank its lawful attorney-in-fact with full power of substitution in the premises to (i) complete the Projects in the name of Borrower; (ii) use non-advanced funds remaining under this Agreement or which may remain in escrow and those funds which have been deposited with Bank by Borrower pursuant to this Agreement; (iii) draw under any Letter of Credit issued in favor of Bank for any purposes hereunder at any time to complete the Projects, purchase furniture, fixtures, and equipment;
(iv) make changes in the Plans which shall be necessary or desirable in the opinion of Bank to complete the Projects in substantially the manner contemplated by the Plans; (v) retain or employ new general contractors, subcontractors, architects, and inspectors as shall be required for said purposes; (vi) pay, settle, or compromise all existing bills and claims becoming liens against the Property, the Projects, or any other improvements thereon, or as may be necessary or desirable for the completion of the Projects or for the clearance of title, any additional sums so advanced by Bank to be secured by the lien of the Modification of Deed of Trust, Deed of Trust and to be considered a part of the Loan with like effect as if initially included therein; (vii) execute all applications and certificates in the name of Borrower which may be required by the general contract or otherwise; (viii) prosecute and defend all suits, actions, or proceedings in connection with the Property or the Improvements, or in connection with the construction of the Projects; (ix) take action and require such performance as it deems necessary under any of the bonds to be furnished hereunder and, for this purpose, said bonds are assigned to Bank; (x) make settlements and compromises with the surety or sureties thereunder, (xi) execute instruments of release and satisfaction; and (xii) do any and every act which Borrower might do on its own behalf. It is understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.

        f. In the event any liens or claims are filed against the Property or the Projects, and pursuant to paragraph 8.c. Borrower has failed to remedy or extinguish said liens Bank, after ten (10) days' written notice to Borrower of its intention to do so, may pay any or all of such liens or claims, or Bank may contest the validity of any of them, paying all costs and expenses of contesting the same, including reasonable attorneys' fees, out of the Loan Proceeds. Should such payments, in the aggregate, exceed the then non-advanced portion of the Loan Proceeds, then such additional amounts shall be repaid by Borrower to Bank on demand, and shall be secured as advances under the terms and provisions of the Modification of Deed of Trust, Deed of Trust and other security instruments, and shall bear interest thereon from the date advanced at the rate provided in the Note. The foregoing notwithstanding, Bank may without notice or consent from Borrower, at any time advance to any person any sum which Bank, in its sole discretion, deems necessary to protect or preserve the Property, Projects, and other Collateral, or Bank's assignment of or security interest in the Property, Projects, or other Collateral (or the priority thereof), or to cure any event of default which shall then exist hereunder. Each such advance shall be secured by the Property, Projects, and other Collateral and, at Bank's election, shall either be reimbursed to it by Borrower immediately upon demand, or added to the Loan balance and bear interest at the rate applicable upon default under the Note. It is understood and agreed that nothing herein contained shall obligate Bank to make any such advance, nor shall the making of one or more such advances constitute an agreement by Bank to make any further advance, or be deemed a waiver of any default by Borrower under the terms hereof or of any other loan documents.

         g. Bank may, at its discretion, waive any default and extend the time for performance or remedy of the same. However, any waiver by Bank of any default shall only be in writing, and shall not be construed as constituting a waiver by Bank of any other default. In the event of any such default, Borrower shall pay, in addition to the principal and interest due on the Note, an additional reasonable sum as and for Bank's attorneys' fees. The said remedies and rights of Bank shall be cumulative and not exclusive.

         h. Bank may exercise any other right, privilege, or remedy available to it under any of the Loan Documents, under any other agreement or instrument, or as may be provided by applicable law or in equity. Bank shall have the right to enforce any one or more of the remedies provided hereunder or by law or in equity either successively or concurrently. Any such action by Bank shall not be deemed an election of remedies, or otherwise prevent Bank from pursuing any further remedy it may have hereunder or at law or in equity.

         10. Condemnation. Borrower, for itself and its heirs, executors, administrators, successors, and assigns, hereby assigns to Bank, its successors, and assigns, any and all awards heretofore made and hereafter to be made by any federal, state, municipal, or other authorities having the power of condemnation, including any award(s) for any change or changes of grade or route of streets affecting said Property or any improvements thereof. Bank, for itself, its successors, and assigns (at its or their option) is hereby authorized, directed, and empowered to collect and receive the proceeds of any such award(s) from the authorities making the same, and entitled to make any compromise or settlement in connection with the amount of such award(s) and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the amount owing on account of the Promissory Note, Modification of Deed of Trust, Deed of Trust, and other security agreements, notwithstanding the fact that the amount owing on account of the Promissory Note, Modification of Deed of Trust, Deed of Trust, or other documents may not then be due and payable. Borrower, for itself and its heirs, executors, administrators, successors, and assigns hereby covenants and agrees to and with Bank, its successors, and assigns, upon request to make, execute, and deliver any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award(s) to the then holder of the Promissory Note and Modification of Deed of Trust, Deed of Trust, free, clear, and discharged of any and all security agreements, liens, and encumbrances of any kind or nature whatsoever. The balance, if any, of any such award(s) in excess of the amount applied to the balance owing on the Promissory Note or under the terms of the Modification of Deed of Trust, Deed of Trust, this Agreement, and any other security agreements, shall be promptly paid to Borrower.

         11. Casualties. If the Projects or any equipment, fixtures, furniture, or materials therein shall be damaged or destroyed by fire, flood, earthquake, wind, or any other casualty or means, including acts of God or acts of the Borrower, Borrower promptly shall commence, and thereafter prosecute with due diligence, the restoration or reacquisition of the same to the condition they were in immediately prior to such damage or destruction, using funds other than Loan proceeds. Bank shall not be obligated to make any further advances of Loan proceeds until such restoration to its state prior to damage has been completed to Bank's satisfaction.

         12. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, or other facsimile communication) and mailed, telegraphed, telexed, cabled, telecopied (or communicated by other means of far-simile transmission) or delivered (by hand or by courier service), to the parties at their respective addresses set forth below or at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed by certified mail, telegraphed, telexed, cabled, or telecopied, be effective upon the earlier to occur of actual receipt or three (3) business days after, as applicable, (i) deposit in the mail, postage prepaid; (ii) delivery to the telegraph company; (iii) confirmation by telex answerback; (iv) delivery to the cable company; or (v) confirmation at the established confirmation number.

To BORROWER as follows:

ATTEN: David A. Walls
6613 North Scottsdale Road - Suite #200
Scottsdale, Arizona 85250

To GUARANTOR as follows:
William W. Cleverly;                     Steven J. and Benee Hilton
6613 North Scottsdale Road - Suite #200  6613 North Scottsdale Road - Suite #200
Scottsdale, Arizona 85250                Scottsdale, Arizona 85250

To BANK as follows:

Norwest Bank Arizona
Attention: Kevin Kosan
3300 North Central Avenue
Third Floor, MS #9008
Phoenix, Arizona 85012

         13. Exclusive Benefits of Agreement: Assignment. This Agreement is made for the sole protection of Borrower, Guarantors, and Bank, its successors and assigns, and no other person shall have any claim hereunder or right of action hereon or by virtue of the provisions hereof. Neither Borrower nor Guarantors may assign this Agreement or any part of any advance to be made hereunder. The rights of Bank under this Agreement are assignable in part or in whole, and any assignee of Bank shall succeed to and he possessed of the rights of Bank hereunder to the extent of the assignment made including the right to make advances to Borrower or any approved assignee of Borrower in accordance with this Agreement.

         14. No Agency Relationship. Borrower and Guarantors understand and agree that Bank is not the agent or representative of Borrower or Guarantors, and this Agreement shall not be construed to make Bank liable to materialmen, contractors, suppliers, subcontractors, craftsmen, laborers, or others for goods or services delivered or performed by them in connection with the Property, or for debts or claims accruing to the said parties against Borrower or Guarantors. It is distinctly understood and agreed that there is no contractual relationship, either expressed or implied, between Bank and any materialmen, contractors, subcontractors, suppliers, craftsmen, laborers, or any other person supplying any work, labor, or materials in the improvement of the Property.

         15. Interest. Should any fees, charges, goods, things in action, or other sums or things of value, or any compensating balance requirements paid by Borrower to Bank with respect to the Loan or indebtedness evidenced by the Promissory Note, or with respect to any of the instruments executed in connection herewith, also be deemed to be interest with respect to such Loan or indebtedness, the agreed upon and contracted rate of interest with respect to the Loan shall be deemed to be increased by said additional sums.

         16. Prior Credit Agreements. Borrower and Guarantors acknowledge, with respect to the amounts owing to Bank under any prior credit agreement, including, but not limited to, those Loan Agreements, dated December 27, 1993, July 20, 1994 and August 10, 1994, and those Amendments to Loan Agreement, dated June 15, 1994, July 15, 1994, June 7, 1995 and June 21, 1995 that neither Borrower nor Guarantors have any offset, defense, or counterclaim with respect thereto, no claim or defense in abatement or reduction thereof, nor any other claim against Bank or with respect to any document forming part of the transaction in respect of which such prior credit agreement was made or forming part of any other transaction under which Borrower or Guarantors is indebted to Bank. Borrower and Guarantors acknowledge that all interest imposed under any prior credit agreement through the date hereof, and all fees and other charges that have been collected from or imposed upon Borrower and Guarantors with respect to the loan evidenced by such prior credit agreement were and are agreed to and were properly computed and collected, and that Bank has fully performed all obligations that it may have had or now has to Borrower and Guarantors, and that Bank has no obligation to make any additional loan or extension of credit to or for the benefit of Borrower and/or Guarantors under any prior credit agreement.

         17. Indemnification. Borrower and Guarantors each agree, at their own expense, to pay and to indemnify, and to hold Bank (to include its employees, agents, and officers) harmless of and from, and against any and all claims, demands, expenses, and liabilities which may be asserted or alleged in connection with or arising out of the Loan, the administration or enforcement of the Agreement and related documents, or the exercise of any right under the Loan Documents (including, without limitation, in connection with or as a result of any sale, use, operation, lease, disposition, or consumption of any of the Collateral, as long as such is done in a commercially reasonable manner), whenever asserted, and for all reasonable expenses (including attorneys' fees) and all costs of compromise or settlement which may be incurred by Bank on account of, arising out of, or in connection with any such claim, demand, or obligation. In the event the Property or any condition existing thereon is ever determined by any court or governmental agency to be in violation of any law, ordinance, or regulation which requires correction or clean-up under any applicable Environmental Law, Borrower and Guarantors shall also indemnify and hold Bank harmless from all expenses, damages, and penalties incurred or arising by virtue of such condition or violation. Bank, at its option but without obligation to do so, may correct such condition or violation and, in doing so, shall conclusively be deemed to be acting reasonably and for the purpose of protecting the value of its collateral. All costs of correcting such condition or violation shall be payable to Bank by Borrower and Guarantors upon demand, shall be secured hereby, and shall bear interest from the date expended by Bank until paid at the highest rate from time to time applicable under the Promissory Note and this Agreement. The foregoing indemnities shall extend to claims, demands or obligations, and expenses relating thereto, and costs of compromise or settlement thereof, resulting from the negligence or misconduct of any indemnitee except claims, demands, or obligations resulting from intentional misconduct or gross negligence. In the event that any action or proceeding is brought against Bank arising out of the Loan, the administration or enforcement of the Loan Documents, or the exercise of any right under the Loan Documents, Borrower shall, upon notice from Bank, resist and defend such action or proceeding on behalf of Bank; provided that failure of such party to give such notice shall not relieve Borrower from any of its obligations under this Paragraph 17 unless such failure prejudices the defense of such action or proceeding by Borrower. At its own expense, an indemnified party may employ separate counsel and participate in the defense. If employment of separate counsel is required because of a conflict of interest between Borrower and the indemnified party, or between the indemnified parties, or the failure of Borrower after receipt of notice to assume the defense, then the indemnified parties may employ separate counsel at Borrower's expense. Borrower shall not be liable for any settlement without its consent unless Borrower shall have failed to perform any of its obligations under this Paragraph 17.

         18. Taxes and Expenses. Any taxes (excluding income taxes) payable, ruled payable, or assessed by any governmental authority in respect of the Loan or the making thereof, the Loan documents, the Projects, or the construction, completion, use, or sale thereof or any portion thereof shall be paid by Borrower, together with interest and penalties, if any. If any taxes or fees which Borrower is obligated to pay are imposed or assessed against Bank, Borrower shall pay, or reimburse and indemnify Bank for such taxes and fees, and any interest and penalties thereon, upon demand. At the time of release of any lien upon the Property or any portion thereof by Bank, in addition to any other amount payable on or with respect to such release by Borrower, Bank may require as a condition to such release that Borrower pay into a non-interest bearing escrow account at Bank, or with any third party escrow agent designated by Bank, such amount as Bank, in good faith, believes is adequate to pay when due any transaction, privilege, sales, use, or similar tax imposed or expected to be imposed by any governmental authority upon the construction, completion, use, or sale of the Projects or the portion of the Projects located upon the portion of the Property being released. Any underestimate by Bank in the amount of the actual tax due shall not relieve Borrower of its obligation to pay the full amount of such tax, and all interest and penalties thereon, or give or allow Borrower any right or remedy against Bank.

        19. Miscellaneous Provisions.

        a. All covenants, agreements, representations, and warranties made herein and in documents delivered in support of the application for the Loan and the recitals set forth at the beginning of this Agreement shall be deemed to have been material and relied on by Bank and shall survive the execution and delivery to Bank of the Promissory Note and disbursements of the proceeds thereof. The recitals set forth at the beginning of this instrument are adopted, approved, and incorporated herein as agreements of the parties.

        b. All sections and descriptive headings contained herein are inserted for convenience only, and shall not affect the construction or interpretation thereof. The use of the singular number herein shall include the plural number, the use of the plural number shall include the singular number, and the use of any gender shall include all genders.

        c. This Agreement, the Promissory Note, the Modification of Deed of Trust, Deed of Trust, and other documents provided herein are executed and delivered in the State of Arizona, and the laws of the State shall govern the interpretation, enforcement, and all other aspects of the obligations and duties created hereunder. Time is of the essence hereof.

        d. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

        e. No provisions of this Agreement shall be amended, waived, or modified except by an instrument in writing signed by the parties hereto.

        f. Unenforceability for any reason of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement.

        g. In the event of any conflict between the terms of this Agreement and the terms of any other document executed in connection with the Loan made by Bank, the terms of this Agreement shall govern in resolving any dispute between Bank and Borrower.

        h. This Agreement and the other Loan documents are intended to express the mutual intent of the parties hereto and thereto, and irrespective of the party preparing any such document, the parties hereto intend that no rule of strict construction shall be applied against any party.

        i. Any default under this Agreement, the Promissory Note, the Modification of Deed of Trust, Deed of Trust, and other agreements provided for herein shall constitute a default of any other loan or deed of trust/mortgage, loan agreement, or note between Borrower or Guarantors, individually or collectively, and Bank.

        j. The provisions of the Promissory Note concerning payments shall apply to all payments of principal, interest, and other amounts payable under this Agreement Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest, if any, in connection with such payment.

        k. Borrower and Guarantors shall reimburse Bank, upon demand, for all attorneys' fees incurred by Bank in connection with the preparation of this Agreement and the other Loan documents and for advice tendered in connection therewith, pay all out-of-pocket expenses of Bank and Bank's counsel in connection with the preparation, execution, delivery, recording, administration and arbitration of this Agreement, the Promissory Note, and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay and save Bank harmless from any and all liability for taxes, except Bank's income taxes, which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Promissory Note, or any other instruments or documents provided for herein, or delivered or to be delivered hereunder, or in connection herewith. All obligations provided for in this subparagraph shall survive any termination of this Agreement.

         l. Borrower and Guarantors each authorize Bank to furnish any information in its possession, however acquired, concerning Borrower and Guarantors to any person or entity for any purpose which Bank, in good faith and in its sole discretion, believes to be proper including, without limitation, the disclosure of information to any actual or prospective lender to Borrower or Guarantors, any actual or prospective participant in a loan between Borrower and Bank, any prospective purchaser of securities issued or to be issued by Bank, to the extent permitted by law, any governmental body or regulatory agency, or in connection with the actual or prospective transfer of all or a portion of the Promissory Note to another financial institution.

         m. Borrower and Guarantors agree (i) to provide Bank with all other documents reasonably required by Bank to give effect to this Agreement; and,
(ii) in any instance hereunder where Bank's approval or consent is required or the exercise of Bank's judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Bank, and Bank shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner regardless of the reasonableness of either the request or Bank's judgment.

        n. Anything contained in this Agreement to the contrary notwithstanding, Bank shall not be obligated to extend credit to Borrower in any amount in violation of any limitation or prohibition provide by any applicable statute or regulation.

        o. Borrower consents to Bank sale or transfer, whether now or later, of any interest in the Loan to any purchaser. Bank may deliver information about the Loan to the purchaser. Any sale or transfer of any interest shall be without recourse to Bank and Bank shall have no obligation to give notice to Borrower or to obtain Borrower's consent Borrower agrees that any purchaser shall be the absolute owner of the Loan and that it may enforce its rights without regard to any personal claims or defenses of Borrower against Bank. Borrower waives all right of offset or counterclaim which it may have now or later against Bank or purchaser.

        20. ARBITRATION. Subject to the provisions of the next paragraph below, the Bank and the Borrower agree to submit to binding arbitration any and all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys and other agents) arising out of or relating to in any way (i) the line and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit. However, "Core Proceedings" under the United States Bankruptcy Code shall be exempted from arbitration. Such arbitration shall proceed in Phoenix, Arizona, shall be governed by the Federal Arbitration Act (Title 9 of the United States
Code), and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. Expenses of arbitration shall be assessed in the same manner as other expenses provided for in paragraph 19.k. of this Agreement

        Nothing in the preceding paragraph, nor the exercise of any right to arbitrate, shall limit the right of any party hereto (1) to foreclose against real or personal property collateral by the exercise of the power of sale, under a deed of trust, mortgage, or other pledge, security agreement, or instrument, or applicable law; (2) to exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any such judicial relief, or provisional or ancillary remedies, or exercise of self-help remedies.

        Arbitration under this Agreement shall be before a single arbitrator, who shall be a neutral attorney who has practiced in the area of commercial law for at least 10 years, selected in the manner established by the Commercial Arbitration Rules of the AAA.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first herein above set forth.

NORWEST BANK ARIZONA,
NATIONAL ASSOCIATION



By:     /s/ Kevin Kosan
   _________________________________
        Kevin Kosan, Vice President

MONTEREY MANAGEMENT, INC.                     MONTEREY HOMES CORPORATION, INC.
Borrower                                      Borrower


By:    /s/ David A. Walls                     By:   /s/ David A. Walls
   _________________________________             ______________________________
  David A. Walls, Vice President                 David A. Walls, Vice President



       /s/ William W. Claverly                      /s/ Steven J. Hilton
____________________________________          _________________________________
   William W. Claverly, Guarantor                 Steven J. Hilton, Guarantor


       /s/ Benee Hilton
____________________________________
   Benee Hilton, Guarantor

                                    EXHIBIT A


                                LEGAL DESCRIPTION



Lots 3, 5, 15, 16, 17, 23, 27, 28, 31, 32, 33, 34, 35, 36, 37, 50, 52, 57, and
62, of COSTA VERDE, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 366 of Maps, Page 23.

AND,

Lots 2, 16, 19, 22, 25, 53, 88, 118, 127, 128, 132, 135, 156, 158, 159, 162, 198
and 199 of SCOTTSDALE COUNTRY CLUB-EAST NINE, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 287 of Maps, Page 18;

AND,

Lots 1 through 4, 6, 7, 9, 12, 15, 18, 29, 30, 32 through 35, 37 through 46, 50 though 53, 55 though 57 and 61 and Tracts A through I, of CANADA RIDGE, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 376 of Maps, Page 45;

AND,

Units 1001 through 1014, 1018 through 1029, 1031 through 1045 and 1048 through 1096, of THE VINTAGE, a condominium as created by that certain Declaration recorded April 26, 1995, in 95-232842 of Official Records and as shown on the plat of said condominium recorded in Book 394 of Maps, Page 32 in the office of the County Recorder of Maricopa County, Arizona, and Affidavit of Correction recorded May 25, 1995, in 95-298154 of Official Records.

                                   EXHIBIT B
                                                                   04-OCT-93


MONTEREY HOMES
PROJECT COST BUDGET
CANADA RIDGE


                                                                            PLAN
                                        ------------------------------------------------------------------------
Account                                   9321            9322            9323            9324            9325
Number          Description             (1858 SF)       (2052 SF)       (2288 SF)       (2553 SF)       (2810 SF)
------  ---------------------------     ---------       ---------       ---------       ---------       ---------

0100    PLOT PLANS                          35              35              35              35              35
0110    PLANS/BLUEPRINTS                    50              50              50              50              50
0750    PORTABLE TOILET                     50              50              50              50              50
0770    TRASH OUT                          450             450             450             450             450
0800    PERMITS                          2,835           3,073           3,181           3,314           3,444
1040    FINAL GRADE                        200             200             200             200             200
1080    TERMITE PRETREAT                   539             595             664             525             539
1610    CONCRETE SLAB                    5,388           5,951           6,635           3,932           4,396
2100    CONCRETE DRIVE                     900             900             900             900             900
2600    STUCCO                           3,344           3,694           4,118           4,595           5,058
2650    STUCCO WALL                        190             190             190             190             190
3000    FRAMING                         13,805          15,246          17,000          18,969          20,878
3700    WINDOWS                          2,025           2,237           2,494           2,783           3,063
3900    FIREBOX                            680             680             680             680             680
4300    ROOFING                          3,456           3,817           4,256           4,749           5,227
4500    PLUMBING                         2,936           3,242           3,615           4,034           4,440
4700    ELECTRICAL                       1,449           1,601           1,785           1,991           2,192
4720    UNDERGROUND ELECTRIC               115             115             115             115             115
4910    FIXTURES--LIGHT                    400             400             400             400             400
5000    HVAC                             2,378           2,800           2,929           3,268           3,597
5200    INSULATION                         557             616             686             766             843
5400    DRYWALL                          3,289           3,632           4,050           4,519           4,974
5700    CARPENTRY TRIM                   2,508           2,770           3,089           3,447           3,794
5760    RAILINGS                             0               0               0             400             400
5800    CABINETS                         3,196           3,529           3,935           4,391           4,833
5900    COUNTERTOPS                        600             700             600             600             600
6000    CULTURED MARBLE                  1,654           1,826           2,036           2,272           2,501
6200    GARAGE DOOR                      1,100           1,100           1,100           1,100           1,100
6300    PAINTING                         1,542           1,703           1,899           2,119           2,332
6430    HOUSE NUMBERS                       50              50              50              50              50
6600    CERAMIC FLOOR TILE                 799             882             984           1,098           1,208
6700    CARPETING                        1,319           1,457           1,624           1,813           1,995
6800    APPLIANCES                       1,250           1,250           1,250           1,250           1,250
7020    MASONRY FENCE                    1,100           1,100           1,100           1,100           1,100
7150    GATES                              150             150             150             150             150
7400    ROUGH/FINAL CLEAN                  223             246             275             306             337
7620    BATH ACCESSORIES                   650             718             801             894             984
7910    FIRE SPRINKLERS-1ST DRAW           985           1,088           1,213           1,353           1,489
                                        ------          ------          ------          ------          ------

        TOTAL VERTICAL COST             62,198          68,143          74,588          78,857          85,844
                                        ======          ======          ======          ======          ======

        LOT RELEASE                     26,434          26,434          26,434          26,434          26,434
                                        ======          ======          ======          ======          ======

                                   EXHIBIT C

SCOTTSDALE CC
MONTEREY HOMES
PROJECT COST-PATIO HOME LOTS
TYPICAL LOST 68 X 110
22-Jun-94

                                       PLAN 11          PLAN 21        PLAN 31
Account                                 LAGUNA          NEWPORT         BALBOA
Number          Description            2535 SF          2777 SF          TBD
------------------------------------------------------------------------------
0100         PLOT PLANS                     50               50          TBD
0110         PLANS/BLUEPRINTS               22               22          TBD
0750         PORTABLE TOILET               100              100          TBD
0770         TRASH OUT                     635              635          TBD
0800         PERMITS                     4,141            4,241          TBD
1040         FINAL GRADE                   650              650          TBD
1080         TERMITE PRETREAT              937            1,018          TBD
1610         CONCRETE                   11,676           12,095          TBD
2300         GLASS BLOCK                 1,550            1,700          TBD
2600         STUCCO                      9,740            9,213          TBD
3000         FRAMING                    30,750           32,814          TBD
3700         WINDOWS                     4,200            4,191          TBD
3900         FIREBOX                       550              550          TBD
4300         ROOFING                     6,365            7,385          TBD
4500         PLUMBING                    6,084            6,665          TBD
4700         ELECTRICAL                  2,675            2,801          TBD
4720         UNDERGROUND ELECTRIC          165              165          TBD
4910         LIGHT FIXTURES              1,350            1,350          TBD
5000         HVAC                        3,662            4,375          TBD
5200         INSULATION                  1,690            1,740          TBD
5400         DRYWALL                     6,595            7,229          TBD
5700         CARPENTRY TRIM              4,077            5,412          TBD
5800         CABINETS                    5,852            5,970          TBD
5900         COUNTERTOPS                 2,304            1,925          TBD
6200         GARAGE DOOR                   625              625          TBD
6300         PAINTING                    2,750            2,750          TBD
6430         CERAMIC TILE-HOUSE NUMBERS     35               35          TBD
6500         CULTURED MARBLE             2,663            3,052          TBD
6600         FLOORING                    4,246            4,346          TBD
6800         APPLIANCES                  1,587            1,587          TBD
7020         FENCE                       1,675            1,675          TBD
7200         LANDSCAPING FRONT           2,150            2,150          TBD
7400         FINAL CLEAN                   380              417          TBD
7620         BATH ACCESSORIES              661              646          TBD
7910         FIRE SPRINKLERS             1,430            1,520          TBD
                                      --------         --------          ---
                                       124,022          131,349            0
                                      ========         ========          ===

             LOT LEASE PRICE           $93,500.00

SCOTTSDALE CC
MONTEREY HOMES
PROJECT COST-TOWNHOME LOTS
TYPICAL LOT 47 x 120
22-Jun-94


                                      PLAN 1     PLAN 2      PLAN 3   PLAN 4
                                                             PEBBLE
Account                              LA JOLLA    DEL MAR     BEACH    CARMEL
Number   Description                  1826 SF    2044 SF    2183 SF   2439 SF
-------  --------------------------  --------    -------    -------   -------
0100     PLOT PLANS                       22          22         22        22
0110     PLANS/BLUEPRINTS                 50          50         50        50
0750     PORTABLE TOILET                 100         100        100       100
0770     TRASH OUT                       635         635        635       635
0800     PERMITS                       3,825       3,914      3,955     4,026
1040     FINAL GRADE                     650         650        650       650
1080     TERMITE PRETREAT                665         736        759       794
1610     CONCRETE                      9,711      10,273     10,858    10,412
2300     GLASS BLOCK                       0           0      1,200         0
2600     STUCCO                        6,583       7,740      7,196     6,290
3000     FRAMING                      22,825      25,550     25,869    28,658
3700     WINDOWS                       3,900       3,783      2,856     3,900
3900     FIREBOX                         550         550        550       550
4300     ROOFING                       4,440       5,750      5,245     6,355
4500     PLUMBING                      4,565       5,110      5,348     5,976
4700     ELECTRICAL                    2,269       2,230      2,614     2,555
4720     UNDERGROUND ELECTRIC            165         165        165       165
4910     LIGHT FIXTURES                1,150       1,150      1,150     1,150
5000     HVAC                          2,465       2,652      2,748     2,794
5200     INSULATION                    1,170       1,130      1,390     1,470
5400     DRYWALL                       4,790       5,626      5,852     6,475
5700     CARPENTRY TRIM                3,559       3,725      3,941     4,397
5800     CABINETS                      4,348       5,312      4,852     4,673
5900     COUNTERTOPS                   1,848       1,955      2,840     1,876
6200     GARAGE DOOR                     625         625        625       625
6300     PAINTING                      1,975       2,200      2,350     2,650
6430     CERAMIC TILE-HOUSE NUMBERS       35          35         35        35
6500     CULTURED MARBLE               2,007       2,721      2,615     2,771
6600     FLOORING                      2,965       2,936      3,021     3,601
6800     APPLIANCES                    1,587       1,587      1,587     1,587
7020     FENCE                         1,675       1,675      1,675     1,675
7200     LANDSCAPING FRONT             2,150       2,150      2,150     2,150
7400     FINAL CLEAN                     274         307        327       366
7620     BATH ACCESSORIES                834         808        793       947
7910     FIRE SPRINKLERS               1,050       1,150      1,200     1,380
                                    --------     -------    -------   -------
                                      95,462     105,002    107,223   111,760
                                    ========     =======    =======   =======

         LOT RELEASE PRICE         $60,500.00


Scottsdale CC
Monterey Homes
Project Cost-Custom Lots
Typical Lot 135 x 110
22-Jun-94

                                                        9401            9402            9403
Account                                               Santa Fe          Taos          Ventana
Number          Description                            3089 SF         3672 SF        4279 SF
--------        ----------------------------------    -------          -------        -------
0100            Plot Plans                          $      22        $      22       $     22
0110            Plans/Blueprints                          100              100            100
0210            Sitework                               11,500           11,500         11,500
0750            Portable Toilet                            50               50             50
0770            Trash Out                                 920              920            920
0800            Permits                                 4,458            4,585          4,962
1040            Final Grade                               285              285            285
1080            Termite Pretreat                        2,309            1,403          1,647
1610            Concrete                               11,000           12,000         13,350
2600            Stucco                                  7,875            8,550          8,400
3000            Framing                                38,805           43,657         48,426
3700            Windows                                 8,454            8,948          9,378
3900            Firebox                                   492              525            483
4300            Roofing                                 6,928            7,700          8,650
4500            Plumbing                                8,505            9,635         11,165
4700            Electrical                              3,785            4,472          5,004
4720            Underground Electric                      700              700            700
4910            Light Fixtures                          1,650            1,650          1,650
5000            HVAC                                    4,190            4,584          5,369
5200            Insulation                              1,655            1,940          2,290
5400            Drywall                                 7,500            8,900         10,125
5700            Carpentry Trim                          5,448            7,170          6,591
5800            Cabinets                                5,291            9,139          7,664
5900            Countertops                             2,373            3,145          3,919
6200            Garage Door                             1,225            1,225          1,225
6300            Painting                                3,250            3,700          4,200
6430            Ceramic Tile-House Numbers                 75               75             75
6500            Cultured Marble                         3,996            5,756          6,299
6600            Flooring                                4,944            5,826          7,002
6800            Appliances                              1,587            1,587          1,587
7020            Fence                                     400              400            400
7400            Final Clean                               370              440            513
7620            Bath Accessories                        1,175            1,293          1,452
7910            Fire Sprinklers                         2,075            2,395          3,923
                                                     --------         --------       --------
                                                      153,392          174,277        189,326
                                                     ========         ========       ========

                Lot Release Price                    $115,500.00

                                        EXHIBIT D

Monterey Homes                                          04-Oct-93
Project Cost Budget
Costa Verde

                                                                          PLAN
                                        -------------------------------------------------------------------------
Account                                   9321            9322            9323            9324            9325
Number          Description             (1858 SF)       (2052 SF)       (2288 SF)       (2553 SF)       (2810 SF)
--------        ------------------      ---------       ---------       ---------       ---------       ---------
0100            Plot Plans                   35              35              35              35              35
0110            Plans/Blueprints             50              50              50              50              50
0750            Portable Toilet              50              50              50              50              50
0770            Trash Out                   450             450             450             450             450
0800            Permits                   2,835           3,073           3,181           3,314           3,444
1040            Final Grade                 200             200             200             200             200
1080            Termite Pretreat            539             595             664             525             539
1610            Concrete Slab             5,388           5,951           6,635           3,932           4,396
2100            Concrete Drive              900             900             900             900             900
2600            Stucco                    3,344           3,694           4,118           4,595           5,058
2650            Stucco Wall                 190             190             190             190             190
3000            Framing                  13,805          15,246          17,000          18,969          20,878
3700            Windows                   2,025           2,237           2,494           2,783           3,063
3900            Firebox                     680             680             680             680             680
4300            Roofing                   3,456           3,817           4,256           4,749           5,227
4500            Plumbing                  2,936           3,242           3,615           4,034           4,440
4700            Electrical                1,449           1,601           1,785           1,991           2,192
4720            Underground Electric        115             115             115             115             115
4910            Fixtures -- Light           400             400             400             400             400
5000            HVAC                      2,378           2,800           2,929           3,268           3,597
5200            Insulation                  557             616             686             766             843
5400            Drywall                   3,289           3,632           4,050           4,519           4,974
5700            Carpentry Trim            2,508           2,770           3,089           3,447           3,794
5760            Railings                      0               0               0             400             400
5800            Cabinets                  3,196           3,529           3,935           4,391           4,833
5900            Countertops                 600             700             600             600             600
6000            Cultured Marble           1,654           1,826           2,036           2,272           2,501
6200            Garage Door               1,100           1,100           1,100           1,100           1,100
6300            Painting                  1,542           1,703           1,899           2,119           2,332
6430            House Numbers                50              50              50              50              50
6600            Ceramic Floor Tile          799             882             984           1,098           1,208
6700            Carpeting                 1,319           1,457           1,624           1,813           1,995
6800            Appliances                1,250           1,250           1,250           1,250           1,250
7020            Masonry Fence             1,100           1,100           1,100           1,100           1,100
7150            Gates                       150             150             150             150             150
7400            Rough/Final Clean           223             246             275             306             337
7620            Bath Accessories            650             718             801             894             984
7910            Fire Sprinklers--1st Draw   985           1,088           1,213           1,353           1,489
                                        -------         -------         -------         -------         -------
                Total Vertical Cost      62,198          68,143          74,588          78,857          85,844
                                        =======         =======         =======         =======         =======

                Lot Release              43,479          43,479          43,479          43,479          43,479
                                        =======         =======         =======         =======         =======

                                    EXIBIT E

                                 MONTEREY HOMES
                              VINTAGE CONDOMINIUMS
                          BUILDING CONSTRUCTION BUDGET


ACCOUNT           ACCOUNT              4 PLEX                      DUPLEX
 NUMBER         DESCRIPTION           5945 SF                     3260 SF
---------------------------           -------                     -------

   0700    Trash clean/haul               700                         700
   0800    Building permits            10,795                       5,580
   1040    Rough grade                    350                         350
   1050    Remove dirt                    500                         500
   1080    Termite pretreat             1,040                       1,030
   1610    Concrete                    14,837                      11,509
   2200    Foam popouts                   787                         365
   2500    Gypcrete                     2,450                           0
   2600    Stucco                      16,446                      10,386
   3000    Framing                     66,775                      29,993
   3700    Windows                      6,531                       3,583
   3900    Firebox                      2,816                       1,384
   4300    Roofing                      7,750                       7,750
   4480    Roof deck coating              825                           0
   4500    Plumbing                    16,960                       9,855
   4600    Acrylic tubs                 1,512                         756
   4700    Electrical                  11,910                       6,880
   4910    Light fixtures                 998                         525
   5000    HVAC                         8,914                       4,794
   5200    Insulation                   3,737                       1,959
   5400    Drywall                     18,626                       9,571
   5700    Carpentry trim              10,239                       5,359
   5760    Railings (interior)          1,483                           0
   5770    Railings (exterior)          3,854                         250
   5800    Cabinets                     9,227                       5,920
   5900    Countertops                  1,880                         976
   6200    Garage door                  1,970                       1,090
   6300    Painting                     7,175                       3,950
   6500    Cultured marble              5,095                       2,509
   6600    Flooring                     5,832                       2,976
   6800    Appliances                   3,264                       1,632
   7020    Masonry fence                1,541                       2,914
   7150    Fence gates                    550                         550
   7400    Rough/final clean              654                         359
   7620    Bath accessories             1,694                       1,183
   7910    Fire sprinklers              4,257                       2,218
                                      -------                     -------
                                      253,974                     139,356
                                      =======                     =======

           Building Pad               111,248                      55,624

                                 [NORWEST LOGO]

                                    EXHIBIT F

                           CONSTRUCTION LOAN AGREEMENT
                           20 DRAW DISBURSEMENT SYSTEM



Co-Borrowers:   Monterey Management, Inc. and Monterey Homes Corporation

Account: #      ___________________________________

Legal: See Exhibit A attached hereto for legal descriptions of Costa Verde, Canada Hills, Scottsdale CC and Vintage projects.

The following information is intended to outline the requirements and procedures to be used by Norwest Bank Arizona, National Association ("Bank") in the disbursement of the construction funds. Borrower understands and acknowledges that the disbursement system set forth below has been selected by the Bank for its sole protection in disbursing the loan proceeds and Borrower equity funds, if any, and that the Bank neither acts as an agent or fiduciary for the Borrower nor warrants the legal validity or correctness of any lien waivers or other documents required by the provision hereof, which lien waivers and other documents are for the sole benefit of the Bank.


Attention Builder:

All lien waivers, if required, must meet Arizona Statutory requirements. Prior to any loan advance an inspection is required to be performed by a Bank approved inspector. The inspection must be acceptable to the Bank and is for the sole benefit of the Bank. The Borrower shall pay for such inspections.

The Bank reserves the right to audit, investigate or review the book, records or any other documentation maintained by the Borrower as to lienwaivers, invoices, contracts, change orders and any other documentation pertaining to the construction of houses financed by the Bank.


Disbursements:

The amounts established for the completion of the construction units to be built are as detailed on Exhibits B, C, D and E aka the Project Costs. The amount available for funding the construction is the residual amount after first deducting the lot release, the loan fee, the interest reserve and the inspection fee, see "The Vintage Loan Amounts" schedule attached to this exhibit and made a part hereof.

Builder will request inspection by writing to Bank, Attention: Commercial Real Estate Department MS 9008 at 3300 N. Central Ave., Phoenix, Arizona 85012-2501 or by fax at 602/248-3661 no more frequently than once a month. Disbursements shall be made in five (5%) percent increments according to the schedule on page two of this exhibit.

____ Borrower agrees that interest will be paid monthly from an interest reserve as billed by Bank on advances outstanding.

____ Interest is to be charged to the Borrower's note monthly on advances outstanding.

        The following individuals are authorized to approve draws and change orders on behalf of the Borrower until otherwise notified by Borrower in writing:



Specimen   signatures:



/s/ William W. Cleverly       /s/ Steven J. Hilton          /s/ David A. Walls
_________________________     _________________________     ____________________
William W. Cleverly           Steven J. Hilton              David A. Walls

                AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment") is entered into as of the 10th day of October, 1995, by and between MONTEREY MANAGEMENT, INC. and MONTEREY HOMES CORPORATION, INC., jointly and severally (referred to herein as "Co-Borrower," "Borrower" or "Borrowers," as appropriate in the context), and NORWEST BANK ARIZONA, NATIONAL ASSOCIATION, a national banking association ("Bank").

                                    RECITALS:

A. Bank and Co-Borrowers entered into an Amended and Restated Loan Agreement (the "Agreement"), dated August 8, 1995, pursuant to which the Bank consolidated then existing credit lines made available by Bank to Co-Borrowers and increased the amount thereof to TWELVE MILLION FIVE HUNDRED THOUSAND AND N0/100 DOLLARS ($12,500,000.00) (the "Master Credit Line").

B. The purpose of the Master Credit Line was to fund certain projects described in the Agreement.

C. Co-Borrowers now desire to fund an additional project with borrowings under the Master Credit Line.

D. The Bank is willing to permit such funding under the terms and conditions stated in this Amendment.

NOW, THEREFORE, in consideration of the promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Co-Borrowers agree as follows:

1.       The RECITALS in the Agreement are hereby amended by deleting paragraph
         D. in its entirety and replacing it with the following:

        D. Monterey Management Inc, has acquired certain real property located on Shea Road, east of Hayden Road in North Scottsdale, Arizona. Monterey Management proposes to construct upon the real estate, 96 single family residential condominiums (individually and collectively referred to as the "Vintage Project") in accordance with the plans, specifications, and engineering studies prepared by Linderoth Associates Architects and Planners (the "Vintage Plans").

2. The RECITALS in the Agreement art hereby amended by redesignating paragraphs E., F., G., H., I. and J., thereof as F., G., H., I. J., and K, respectively, and by adding a now paragraph E. as follows:

        E. Monterey Management Inc., has acquired certain real property located on Scottsdale Road, at the western entrance to Rose Garden Lane North Scottsdale, Arizona. Monterey Management proposes to construct upon the real estate 50 single family residential bomes (individually and collectively referred to as the "Grayhawk Project") (the Canada Hills Project, the SCC Project, the Costa Verde Project, the Vintage Project and the Grayhawk Project are referred to collectively herein as the "Projects") in accordance with the plans, specifications, and engineering studies prepared by Linderoth Associates Architects and Planners (the "Grayhawk Plans") (the Canada Hills Plans, the SCC Plans, the Costa Verde Plans, the Vintage Plans and the Grayhawk Plans at referred to collectively herein as the "Plans").

3. The new paragraph G. (old paragraph F.) of the Agreement is deleted in its entirety and replaced with the following:

         G. Monterey Homes Corporation, Inc., shall be acquiring from Monterey Management Inc.: (i) the completed single family residences in the Canada Hills Project, under an option agreement dated May 5, 1994 (the "Canada Hills Option"), (ii) the completed single family residences in the SCC Project, under an option agreement dated June 14, 1994 (the "SCC Option"), (iii) the completed single family residences in the Costa Verde Project, under an option agreement dated October 27, 1993 (the "Costa Verde Option"), (iv) the completed single family condominium units in the Vintage Project, under an option agreement dated April 7, 1995 (the "Vintage Option"), and (y) the completed single family residences in the Grayhawk Project, under an option agreement dated June 1, 1995 (the "Grayhawk Option") (the Canada Hills Option, the SCCRCLP Option, the Costa Verde Option, the Vintage Option and the Grayhawk Option shall be referred to herein collectively as the "Option Agreements"). References to "Property" with respect to Monterey Homes Corporation shall only include those residences which have been acquired under the Option Agreements.

4. There is hereby added to paragraph 1. of the Agreement hereby a new subparagraph e., as follows:

        e.     GRAYHAWK


               i. The Grayhawk Construction Advances. Subject to the terms and conditions of this Agreement, Borrower agrees to borrow from Bank and, so long as any default described in Paragraph 8 hereof has not occurred, Bank agrees to advance and disburse to or for the benefit of Borrower for the payment of costs set forth in the project budget attached as "Exhibit G" (the "Grayhawk Construction Project Costs"), in accordance with the terms of this Agreement a sum not to exceed the lesser of 80% of value or 100% of cost for any presold unit or spec unit and the lesser of 90% of cost or 75% of value for any model unit. Anything contained in this Agreement to the contrary notwithstanding, Bank shall not be obligated to extend credit to Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation. At any one time, Borrower shall be allowed to have under construction or completed no more than two (2) spec units and no more than four (4) model units. The balance of this commitment shall be restricted to qualified presold units defined as having received a two percent (2%) non-refundable downpayment plus a contingency free contract and a permanent mortgage pre-qualification letter.

               ii. Grayhawk Construction Advance Fees. Borrower shall pay a non-refundable fee equal to one-half of one percent (1/2%) of the committed amount attributable to each pre-sold unit started and one percent (1%) per each spec or model unit started under this commitment, payable at the time Borrower requests the first disbursement for the construction of each such residence. All residences to be constructed are to be completed and Bank to be paid in full for the loan amount committed for the construction of such residence no later than six (6) months from the date of initial disbursement. Borrower will be required to notify Bank at least fifteen (15) days in advance of the end of any six-month construction period for any residence if such residence will not be completed and sold in accordance with the six-month schedule and an extension is required. Bank upon payment of an extension fee equal to one-half of one percent (1/2%) of the committed amount attributable to such unit will provide an additional four
               (4) month period for any pre-sold or spec unit and an additional six (6) month period for any model unit to complete construction and repay the associated indebtedness for such unit during this fifteen (15) day period, provided, further, that for any extension granted on a spec unit, Borrower shall pay to Bank, at the time of request for the extension, an amount sufficient to effect a ten percent (10%) reduction of the outstanding principal balance attributable to such spec unit.

5.       Exhibit A to the Agreement is amended by adding the following:

         Grayhawk Parcel:

         Lots 98 through 147 inclusive, of GRAYHAWK PARCEL 1C. according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 397 of Maps, Page 30.

         Excepting all oil, gas, metals and mineral rights and rights to other materials, as provided by ARS 37-231, together with all Geothermal Resources as provided by ARS 37-231 as reserved in Patent from the State of Arizona, recorded May 26, 1995, in 95-300513 of Official Records and in 95-300514 of Official Records; re-recorded June 2, 1995, in 95-317215 of Official Records and in 93-317217 of Official Records, respectively.

6. Co-Borrowers shall execute and deliver to Bank such additional documents as the Bank deems necessary for the inclusion of the Grayhawk Project under the terms of the Agreement and the Collateral documents relating thereto, including, but not limited to a Modification of Deed of Trust, Security Agreement and UCC financing statements.

7. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

S. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first herein above set forth.


NORWEST BANK ARIZONA,
NATIONAL ASSOCIATION



By:  /s/ KEVIN KOSAN
   ---------------------------------
     Kevin Kosan, Vice President

MONTEREY MANAGEMENT, INC.                     MONTEREY HOMES CORPORATION, INC.


By: /s/ DAVID A. WALLS                       By: /s/ DAVID A. WALLS
   ---------------------------------             ------------------------------
   David A. Walls, Vice President                 David A. Walls, Vice President



/s/ WILLIAM W. CLAVERLY                        /s/ STEVEN J. HILTON
------------------------------------          ---------------------------------
   William W. Claverly, Guarantor                 Steven J. Hilton, Guarantor


/s/ BENEE HILTON
------------------------------------
   Benee Hilton, Guarantor

            SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

        This Second Amendment to Amended and Restated Loan Agreement (the "Amendment") is entered into as of the 13th day of November, 1995, by and between Monterey Management, Inc. and Monterey Homes Corporation, Inc., jointly and severally (referred to herein as "Co-Borrower," "Borrower" or "Borrowers," as appropriate in the context), and Norwest Bank Arizona, National Association, a national banking association ("Bank").

                                   RECITALS

A. Bank and Co-Borrowers entered into an Amended and Restated Loan Agreement (the "Agreement"), dated August 8, 1995, pursuant to which the Bank consolidated then existing credit lines made available by Bank to Co-Borrowers and increased the amount thereof to Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00)
        (the "Master Credit Line"), further Bank and Co-Borrowers entered into an Amendment to Amended and Restated Loan Agreement (the "First Amendment"), dated October 10, 1995, pursuant to which the Bank agreed to extend credit, under the Master Credit Line, to the Co-Borrower for purposes of financing residential units at the Grayhawk subdivision.

B. The purpose of the Master Credit Line was to fund certain projects described in the Agreement.

C. Co-Borrowers now desire to fund an additional project with borrowings under the Master Credit Line.

D. The Bank is willing to permit such funding under the terms and conditions stated in this Amendment.

Now, therefore, in consideration of the promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Co-Borrowers agree as follows:

1. The Recitals in the Agreement are hereby amended by adding a new paragraph F. as follows:

        F. Monterey Management Inc., has acquired certain real property located on Pima Road and Paraiso Drive in North Scottsdale, Arizona. Monterey Management proposes to construct upon the real estate, 41 single family residential homes (individually and collectively referred to as the "Canada Vista Project") (the Grayhawk Project, the Canada Hills Project, the SCC Project, the Costa Verde Project, the Vintage Project and the Canada Vista Project are referred to collectively herein as the "Projects") in accordance with the plans, specifications, and engineering studies prepared by Linderoth Associates Architects and Planners (the "Canada Vista Plans") (the Grayhawk Plans, the Canada Hills Plans, the SCC Plans, the Costa Verde Plans, the Vintage Plans and the Canada Vista Plans are referred to collectively herein as the "Plans").

2. The new paragraph G. (old Paragraph F.) of the Agreement is amended by adding the following:

        G. Monterey Homes Corporation, Inc., shall be acquiring from Monterey Management Inc.: (vi) the completed single family residences in the Canada Vista Project, under an option agreement dated may 24, 1995 (the "Canada Vista Option"), (the Grayhawk Option, the Canada Hills Option, the SCC Option, the Costa Verde Option, the Vintage Option and the Canada Vista Option shall be referred to herein collectively as the "Option Agreements"). References to "Property" with respect to Monterey Homes Corporation shall only include those residences which have been acquired under the Option Agreements.

3. There is hereby added to paragraph I. of the Agreement hereby a new paragraph f., as follows:

        f.      CANADA VISTA

                i. THE CANADA VISTA CONSTRUCTION ADVANCES. Subject to the terms and conditions of this Agreement, Borrower agrees to borrow from Bank and, so long as any default described in Paragraph 8 hereof has not occurred, Bank agrees to advance and disburse to or for the benefit of Borrower for the payment of costs set forth in the project budget attached as "Exhibit H" (the "Canada Vista Construction Project Costs"), in accordance with the terms of this Agreement a sum not to exceed the lesser of 80% of value or 100% of cost for any presold unit and the lesser of 80% of cost or 75% of value for any unsold unit and the lesser of 90% of cost or 75% of value for any model unit. Anything contained in this Agreement to the contrary notwithstanding, Bank shall not be obligated to extend credit to Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation. At any one time, Borrower shall be allowed to have under construction or completed no more than two (2) spec units and no more than two (2) model units. The balance of this commitment shall be restricted to qualified presold units defined as having received a ten percent (10%) non-refundable downpayment plus a contingency free contract and a permanent mortgage pre-qualification letter.

                ii. CANADA VISTA CONSTRUCTION ADVANCE FEES. Borrower shall pay a non-refundable fee equal to one-half of one percent (1/2%) of the committed amount attributable to each pre-sold unit started and one percent (1%) per each spec or model unit started under this commitment, payable at the time Borrower requests the first disbursement for the construction of each such residence. Pre-sold and spec residences to be constructed are to be completed and Bank to be paid in full for the loan amount committed for the construction of such residence no later than nine (9) months from the date of initial disbursement. Model residences to be constructed are to be completed and Bank to be paid in full for the loan amount committed for the construction of such residence no later than twelve (12) months from the date of initial disbursement. Borrower will be required to notify Bank at least fifteen (15) days in advance of the end of any nine-month or 12-month construction period, as applicable, for any residence if such residence will not be completed and sold in accordance with the nine-month or 12-month schedule and an extension is required. Bank upon payment of an extension fee equal to one-half of one percent (1/2%) of the committed amount attributable to such unit will provide an additional four (4) month period for any pre-sold or spec unit and an additional six (6) month period for any model unit to complete construction and repay the associated indebtedness for such unit during this fifteen (15) day period, provided, further, that for any extension granted on a spec unit, Borrower shall pay to Bank, at the time of request for the extension, an amount sufficient to effect a ten percent (10%) reduction of the outstanding principal attributable to such spec unit.

4.      Exhibit A to the Agreement is amended by adding the following:

        CANADA VISTA PARCEL:

        Lots 1 through 41 inclusive, of Canada Vista, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 397 of Maps, Page 18.

        Excepting all oil, gas, metals and mineral rights and rights to other materials, as provided by ARS 37-231, together with all Geothermal Resources as provided by ARS 37-231 as reserved in Patent from the State of Arizona, recorded ________, 1995, in 95-_______ of Official Records and in 95-_______ of Official Records; re-recorded __________, 1995, in 95-_______ of Official Records and in 93-_______ of Official Records, respectively.

5. Co-Borrowers shall execute and deliver to Bank such additional documents as the Bank deems necessary for the inclusion of the Canada Vista Project under the terms of the Agreement and the Collateral documents relating thereto, including, but not limited to a Modification of Deed of Trust, Security Agreement and UCC financing statements.

6. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

7. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first herein above set forth.

NORWEST BANK ARIZONA, NATIONAL ASSOCIATION

By:  /s/ Kevin Kosan
   ______________________________
   Kevin Kosan, Vice President

MONTEREY MANAGEMENT, INC.               MONTEREY HOMES CORPORATION, INC.

By:  /s/ David A. Walls                 By:  /s/ David A. Walls
   ______________________________          ______________________________
   David A. Walls, Vice President          David A. Walls, Vice President

     /s/ William W. Cleverly                 /s/ Steven J. Hilton
   ______________________________          ______________________________
   William W. Cleverly, Guarantor          Steven J. Hilton, Guarantor

     /s/ Benee Hilton
   ______________________________
   Benee Hilton, Guarantor

_______________________________________________________________________________

             THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
_______________________________________________________________________________


    THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment") is entered into as of the 19th day of February, 1996, by and between MONTEREY MANAGEMENT, INC. and MONTEREY HOMES CORPORATION, INC., jointly and severally (referred to herein as "Co-Borrower," "Borrower" or "Borrowers," as appropriate in the context), and NORWEST BANK ARIZONA, NATIONAL ASSOCIATION, a national banking association ("Bank").


                                    RECITALS:

A. Bank and Co-Borrowers entered into an Amended and Restated Loan Agreement (the "Agreement") dated August 8, 1995, pursuant to which the Bank consolidated then existing credit lines made available by Bank to Co-Borrowers and increased the amount thereof to TWELVE MILLION FIVE HUNDRED THOUSAND AND N0/100 DOLLARS ($l2,500,000.00) (the "Master Credit Line") further Bank and Co-Borrowers entered into an Amendment to Amended and Restated Loan Agreement (the "First Amendment"), dated October 10, 1995, pursuant to which the Bank agreed to extend credit, under the Master Credit Line, to the Co-Borrower for purposes of financing residential units at the Grayhawk subdivision, further Bank and Co-Borrowers entered into an Amendment to Amended and Restated Loan Agreement (the "Second Amendment"), dated November 13, 1995, pursuant to which the Bank agreed to extend credit, under the Master Credit Line, to the Co-Borrower for purposes of financing residential units at the Canada Vista subdivision,

B. The purpose of the Master Credit Line was to fund certain projects described in the Agreement.

C. Co-Borrowers now desire to amend the pricing structure of borrowings under the Master Credit Line.

D. The Bank is willing to permit pricing structure changes under the terms and conditions stated in this Amendment.

NOW, THEREFORE, in consideration of the promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Co-Borrowers agree as follows:


I. The paragraph 2. of the Agreement is amended by deleting paragraph 2. in its entirety and replacing it with the following:

         2. Interest Rate: Repayment, Prepayment. Interest on the loan shall be calculated at an annual rate equal to three quarters of one percent (3/4%) in excess of the Base Rate on the basis of actual days elapsed in a year of 360 days. "Base Rate" means the rate of interest established by the Bank from time to time as its "base" or "prime" rate of interest. The rate is subject to change as often as daily with each change in the Base Rate. Interest shall be payable monthly with any unpaid principal and interest immediately due and payable at the maturity of each unit's construction term. Borrower may prepay the Loan at any time in whole or in part without premium or penalty upon written or telephonic notice to the Bank, which notice must be received by Bank before 12:00 p.m. local time in Arizona on any business day.

2. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

3. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first herein above set forth.


NORWEST BANK ARIZONA, NATIONAL ASSOCIATION



By: /s/  Kevin Kosan
    ----------------------------
    Kevin Kosan, Vice President

MONTEREY MANAGEMENT, INC.                     MONTEREY HOMES CORPORATION, INC.


By: /s/  Steven J. Hilton                     By: /s  Steven J. Hilton
    ----------------------------                  -----------------------------
    Steven J. Hilton, Secretary                   Steven J. Hilton, Secretary



    /s/  William W. Cleverly                      /s/  Steven J. Hilton
    ----------------------------                  -----------------------------
    William W. Cleverly, Guarantor                Steven J. Hilton, Guarantor



    /s/  Benee Hilton
   -----------------------------
   Benee Hilton, Guarantor